EXHIBIT 2.1



  JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
                   OF GENTEK INC., ET AL., AND NOMA COMPANY
                   ----------------------------------------

                        UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - -- - - -   x
                                               :
                                               :     Chapter 11
In re:                                         :
                                               :     Case No. 02- 12986 (MFW)
GENTEK INC., et al.,                           :
and NOMA COMPANY,                              :
                                               :     Jointly Administered
                           Debtors.            :
                                               x
 - - - - - - - - - - - - - - - - - -  - - - -



                         JOINT PLAN OF REORGANIZATION
                UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
               OF GENTEK INC., ET AL., AND NOMA COMPANY, DEBTORS


D. J. Baker                                                Domenic E. Pacitti (I.D. No. 3989)
Rosalie Walker Gray                                        J. Kate Stickles (I.D. No. 2917)
Adam S. Ravin                                              SAUL EWING LLP
SKADDEN, ARPS, SLATE, MEAGHER                              222 Delaware Avenue
& FLOM LLP                                                 P.O. Box 1266
Four Times Square                                          Wilmington, Delaware  19899
New York, New York 10036-6522                              Telephone:  (302) 421-6800
Telephone:  (212) 735-3000                                 Fax:  (302) 421-6813
Fax:  (212) 735-2000
                                                           Attorneys for Debtor
-and-                                                      Debtor-in-Possession Noma Company

Mark S. Chehi (I.D. No. 2855)                              Neil B. Glassman (I.D. No. 2087)
Jane M. Leamy (I.D. No. 4113)                              Charlene D. Davis (I.D. No. 2336)
SKADDEN, ARPS, SLATE, MEAGHER                              THE BAYARD FIRM
& FLOM LLP                                                 222 Delaware Avenue, Suite 900
One Rodney Square                                          Wilmington, Delaware 19899
Wilmington, Delaware 19899                                 Telephone:  (302) 655-5000
Telephone:  (302) 651-3000                                 Fax:   (302) 658-6395
Fax:  (302) 651-3001
                                                           Attorneys for Debtor and Debtor-in-Possession
Attorneys for Debtors and                                  GenTek Inc. regarding Noma Company and for
Debtors-in-Possession                                      Debtors and Debtors-in-Possession other than
(excluding Noma Company)                                   Noma Company regarding certain matters



Dated:   August 28, 2003
         Wilmington, Delaware

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS.....................................................................................................1
1.1           "Abandoned Properties"......................................................................................1
1.2           "Adequate Protection Claims"................................................................................1
1.3           "Administrative Claim"......................................................................................1
1.4           "Allowed"...................................................................................................2
1.5           "Bankruptcy Code"...........................................................................................2
1.6           "Bankruptcy Court"..........................................................................................2
1.7           "Bankruptcy Rules"..........................................................................................2
1.8           "Bar Date(s)"...............................................................................................2
1.9           "BNS Claims"................................................................................................2
1.10          "BNS Indemnity Claim".......................................................................................2
1.11          "BNS Secured Claim".........................................................................................2
1.12          "Bondholder Unsecured Claim"................................................................................2
1.13          "Business Day"..............................................................................................2
1.14          "California Tort Claim".....................................................................................2
1.15          "Canadian Claim"............................................................................................2
1.16          "Canadian Court"............................................................................................2
1.17          "Canadian Credit Agreement".................................................................................2
1.18          "Canadian Proceedings"......................................................................................3
1.19          "Cash"......................................................................................................3
1.20          "Cash Collateral Orders"....................................................................................3
1.21          "Cash Option"...............................................................................................3
1.22          "Chapter 11 Case"...........................................................................................3
1.23          "Claim".....................................................................................................3
1.24          "Claims Objection Deadline".................................................................................3
1.25          "Class".....................................................................................................3
1.26          "Class 10 Acceptance".......................................................................................3
1.27          "Class 11 Acceptance".......................................................................................3
1.28          "Class Opt Out Rights"......................................................................................3
1.29          "Common Stock Reserve"......................................................................................3
1.30          "Communications Business"...................................................................................3
1.31          "Confirmation"..............................................................................................3
1.32          "Confirmation Date".........................................................................................3
1.33          "Confirmation Hearing"......................................................................................3
1.34          "Confirmation Order"........................................................................................3
1.35          "Confirmation Recognition Order"............................................................................4
1.36          "Convenience Claim".........................................................................................4
1.37          "Creditor"..................................................................................................4
1.38          "Creditors Committee".......................................................................................4
1.39          "Creditors Committee Designee"..............................................................................4
1.40          "Cure"......................................................................................................4
1.41          "Debtor(s)".................................................................................................4
1.42          "DIP Facility"..............................................................................................4
1.43          "DIP Facility Claims".......................................................................................4
1.44          "Disbursing Agent"..........................................................................................4
1.45          "Disclosure Statement"......................................................................................4
1.46          "Disputed"..................................................................................................4
1.47          "Dissenting Bondholder".....................................................................................5
1.48          "Dissenting Bondholder Holdback"............................................................................5
1.49          "Distribution Date".........................................................................................5
1.50          "Distribution Record Date"..................................................................................5
1.51          "Effective Date"............................................................................................5
1.52          "Equity Option".............................................................................................5
1.53          "Estate(s)".................................................................................................5
1.54          "Existing Credit Agreement".................................................................................5
1.55          "Existing Lender Agent".....................................................................................6
1.56          "Existing Lenders"..........................................................................................6
1.57          "Existing Lender Claim".....................................................................................6
1.58          "Existing Lender Deficiency Claim"..........................................................................6
1.59          "Existing Lender Secured Claim".............................................................................6
1.60          "Exit Facility".............................................................................................6
1.61          "Final Order"...............................................................................................6
1.62          "General Unsecured Claims"..................................................................................6
1.63          "GenTek"....................................................................................................6
1.64          "GenTek 11% Notes"..........................................................................................6
1.65          "GenTek Bondholder".........................................................................................6
1.66          "GenTek Cash Collateral Order"..............................................................................6
1.67          "GenTek Interests"..........................................................................................6
1.68          "Impaired"..................................................................................................6
1.69          "Indemnification Obligation"................................................................................7
1.70          "Indenture".................................................................................................7
1.71          "Indenture Trustee".........................................................................................7
1.72          "Indenture Trustee Expenses"................................................................................7
1.73          "Intercompany Claim"........................................................................................7
1.74          "Interests".................................................................................................7
1.75          "Latona"....................................................................................................7
1.76          "Lien"......................................................................................................7
1.77          "Litigation Rights".........................................................................................7
1.78          "Litigation Trust Committee"................................................................................7
1.79          "New Board Designees".......................................................................................7
1.80          "New GenTek Common Stock"...................................................................................7
1.81          "New GenTek Management and Directors Incentive Plan"........................................................7
1.82          "New GenTek Warrants".......................................................................................7
1.83          "New Securities"............................................................................................7
1.84          "New Senior Term Notes Credit Agreement"....................................................................7
1.85          "New Senior Term Notes".....................................................................................8
1.86          "New Tranche A Warrants"....................................................................................8
1.87          "New Tranche B Warrants"....................................................................................8
1.88          "New Tranche C Warrants"....................................................................................8
1.89          "Noma Cash Collateral Order"................................................................................8
1.90          "Noma Company"..............................................................................................8
1.91          "Non-Compensatory Damages Claim"............................................................................8
1.92          "Old GenTek Common Stock"...................................................................................8
1.93          "Old GenTek Stock Options"..................................................................................8
1.94          "Old Securities"............................................................................................8
1.95          "Option Election Deadline"..................................................................................8
1.96          "Other Priority Claim"......................................................................................8
1.97          "Other Secured Claim".......................................................................................9
1.98          "Pennsylvania Class Settlement Approval"....................................................................9
1.99          "Pennsylvania Court of Common Pleas"........................................................................9
1.100         "Pennsylvania Tort Claim"...................................................................................9
1.101         "Pennsylvania Tort Claim Note"..............................................................................9
1.102         "Pennsylvania Tort Claim Representative"....................................................................9
1.103         "Person"....................................................................................................9
1.104         "Petition Date".............................................................................................9
1.105         "Plan"......................................................................................................9
1.106         "Plan Supplement"...........................................................................................9
1.107         "Preference Claim Litigation Trust".........................................................................9
1.108         "Preference Claim Litigation Trust Agreement"...............................................................9
1.109         "Preference Claim Litigation Trust Proceeds"...............................................................10
1.110         "Preference Transferee Claim"..............................................................................10
1.111         "Preference Rights"........................................................................................10
1.112         "Preference Rights Credit".................................................................................10
1.113         "Priority Tax Claim".......................................................................................10
1.114         "Professional".............................................................................................10
1.115         "Professional Fee Claim"...................................................................................10
1.116         "Proof of Claim"...........................................................................................10
1.117         "Pro Rata".................................................................................................10
1.118         "Reduction Option".........................................................................................10
1.119         "Reinstated"...............................................................................................10
1.120         "Reorganized Debtor(s)"....................................................................................10
1.121         "Reorganized GenTek".......................................................................................10
1.122         "Reorganized Noma Company".................................................................................10
1.123         "Reorganized Subsidiary Debtor(s)".........................................................................11
1.124         "Restructuring Transactions"...............................................................................11
1.125         "Schedules"................................................................................................11
1.126         "Secured Claim"............................................................................................11
1.127         "Subordinated Claim".......................................................................................11
1.128         "Subsidiary Debtors".......................................................................................11
1.129         "Subsidiary Interests".....................................................................................11
1.130         "Substantial Contribution Claim"...........................................................................11
1.131         "Trade Vendor Claim".......................................................................................11
1.132         "Tranche A Exercise Date"..................................................................................11
1.133         "Tranche B Lenders"........................................................................................11
1.134         "Tranche B Lender Deficiency Claim"........................................................................11
1.135         "Tranche B Lender Secured Claim"...........................................................................12
1.136         "Tranche B Term Loan Facility".............................................................................12
1.137         "Unimpaired"...............................................................................................12
1.138         "Voting Deadline"..........................................................................................12

ARTICLE II SUBSTANTIVE CONSOLIDATION AND ALTERNATIVE JOINT PLAN STRUCTURE................................................12
2.1           Substantive Consolidation..................................................................................12
2.2           Compromise and Settlement..................................................................................12

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS.......................................................................14
3.1           Introduction...............................................................................................14
3.2           Unimpaired Claims..........................................................................................14
3.3           Impaired Claims............................................................................................14
3.4           Impaired Interests.........................................................................................15

ARTICLE IV TREATMENT OF CLAIMS AND INTERESTS.............................................................................15
4.1           Unclassified Claims........................................................................................15
4.2           Unimpaired Classes of Claims...............................................................................16
4.3           Impaired Classes of Claims.................................................................................17
4.4           Impaired Classes of Interests..............................................................................22
4.5           Reservation of Rights Regarding Claims.....................................................................22

ARTICLE V ACCEPTANCE OR REJECTION OF THE PLAN............................................................................22
5.1           Impaired Classes of Claims and Interests Entitled to Vote..................................................22
5.2           Acceptance by an Impaired Class............................................................................23
5.3           Presumed Acceptances by Unimpaired Classes.................................................................23
5.4           Classes Deemed to Reject Plan..............................................................................23
5.5           Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code............................................23

ARTICLE VI MEANS FOR IMPLEMENTATION OF THE PLAN..........................................................................23
6.1           Continued Corporate Existence..............................................................................23
6.2           Certificates of Incorporation and By-laws..................................................................23
6.3           Restructuring Transactions.................................................................................23
6.4           Acquisition of Noma Company Claims.........................................................................26
6.5           Funding....................................................................................................26
6.6           Cancellation of Old Securities and Agreements..............................................................26
6.7           Authorization and Issuance of New Securities...............................................................26
6.8           Equity Incentive Plan......................................................................................27
6.9           Directors of Reorganized Debtors...........................................................................27
6.10          Officers of Reorganized Debtors............................................................................28
6.11          Revesting of Assets; Releases of Liens; Effective Date Restructurings......................................28
6.12          Indemnification of Debtors' Directors, Officers, and Employees.............................................28
6.13          Preservation of Rights of Action...........................................................................28
6.14          Pursuit of Preference Rights...............................................................................29
6.15          Effectuating Documents; Further Transactions...............................................................30
6.16          Exemption From Certain Transfer Taxes......................................................................30
6.17          Corporate Action...........................................................................................30
6.18          Environmental Obligations..................................................................................30

ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................................................30
7.1           Assumed Contracts and Leases...............................................................................30
7.2           Payments Related to Assumption of Contracts and Leases.....................................................31
7.3           Rejected Contracts and Leases..............................................................................31
7.4           Rejection Damages Bar Date.................................................................................31
7.5           Delaware Valley South Plant Contracts and Leases...........................................................31
7.6           Compensation and Benefit Programs..........................................................................32
7.7           Indemnification Obligations................................................................................33
7.8           Extension of Time to Assume or Reject......................................................................33
7.9           Claims Arising From Assumption or Rejection................................................................33

ARTICLE VIII PROVISIONS GOVERNING DISTRIBUTIONS..........................................................................33
8.1           Distributions for Claims Allowed as of Effective Date......................................................33
8.2           Interest on Claims.........................................................................................34
8.3           Designation; Distributions by Disbursing Agent.............................................................34
8.4           Means of Cash Payment......................................................................................34
8.5           Calculation of Distribution Amounts of New Securities......................................................34
8.6           Delivery of Distributions..................................................................................35
8.7           Application of Distribution Record Date for Holders of GenTek 11% Notes and Existing Lender Secured Claims.35
8.8           Surrender of GenTek 11% Notes..............................................................................35
8.9           Withholding and Reporting Requirements.....................................................................36
8.10          Setoffs....................................................................................................36
8.11          Prepayment.................................................................................................36
8.12          No Distribution in Excess of Allowed Amount of Claim.......................................................36
8.13          Allocation of Distributions................................................................................36

ARTICLE IX PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO.37
9.1           Prosecution of Objections to Claims........................................................................37
9.2           Treatment of Disputed Claims; Common Stock Reserve.........................................................37
9.3           Distributions on Account of Disputed Claims Once They Are Allowed..........................................37

ARTICLE X CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN..............................................38
10.1          Conditions to Confirmation.................................................................................38
10.2          Conditions to Effective Date...............................................................................38
10.3          Waiver of Conditions.......................................................................................39

ARTICLE XI RETENTION OF JURISDICTION.....................................................................................39
11.1          Scope of Retention of Jurisdiction.........................................................................39
11.2          Failure of the Bankruptcy Court to Exercise Jurisdiction...................................................40

ARTICLE XII MISCELLANEOUS PROVISIONS.....................................................................................40
12.1          Professional Fee Claims; Expense Reimbursements............................................................40
12.2          Administrative Claims......................................................................................40
12.3          Payment of Statutory Fees..................................................................................41
12.4          Modifications and Amendments...............................................................................41
12.5          Severability of Plan Provisions............................................................................41
12.6          Successors and Assigns and Binding Effect..................................................................41
12.7          Compromises and Settlements................................................................................41
12.8          Releases and Satisfaction of Subordination Rights..........................................................41
12.9          Releases and Related Matters...............................................................................42
12.10         Discharge of the Debtors...................................................................................43
12.11         Injunction.................................................................................................43
12.12         Exculpation and Limitation of Liability....................................................................44
12.13         Term of Injunctions or Stays...............................................................................44
12.14         Revocation, Withdrawal, or Non-Consummation................................................................44
12.15         Plan Supplement............................................................................................44
12.16         Notices....................................................................................................45
12.17         Dissolution of Creditors Committee.........................................................................46
12.18         Computation of Time........................................................................................46
12.19         Governing Law..............................................................................................47



                                   EXHIBITS
                                   --------

Exhibit A                  Summary of Terms of GenTek Exit Facility

Exhibit B                  Summary of Terms of New Senior Term Notes

Exhibit C                  Summary of Terms of New GenTek Common Stock

Exhibit D                  Summary of Terms of New GenTek Warrants

Exhibit E                  Summary of Terms of Pennsylvania Tort Claim Note

Exhibit F                  Former Directors, Officers, and  Employees Owed
                           Indemnification Release Obligations

  JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
               OF GENTEK INC., ET AL., AND NOMA COMPANY, DEBTORS

                                 INTRODUCTION

                  GenTek Inc. ("GenTek"), and certain of its subsidiaries and affiliates, including Balcrank Products, Inc., Big T-2 Company LLC, Binderline Draftline, Inc., Con-X Corporation, Defiance, Inc., Defiance Kinematics Inc., Defiance Precision Products, Inc., Defiance Precision Products Management LLC, Defiance Precision Products Manufacturing LLC, Defiance Testing, and Engineering Services, Inc., Electronic Interconnect Systems, Inc., Fini Enterprises, Inc., General Chemical Corporation, HN Investment Holdings, Inc., Hy-Form Products, Inc., Krone Digital Communications Inc., Krone Incorporated, Krone International Holding Inc., Krone Optical Systems Inc., Krone USA, Incorporated, Noma Company, Noma Corporation, Noma O.P., Inc., PCT Mexico Corporation, Printing Developments, Inc., Reheis, Inc., Toledo Technologies Inc., Toledo Technologies Management LLC, Toledo Technologies Manufacturing LLC, Vigilant Networks LLC, and Waterside Urban Renewal Corporation, hereby propose this joint plan of reorganization (the "Plan") for the resolution of their outstanding Claims (as defined herein) and Interests (as defined herein). Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith for a discussion of the history, businesses, properties, results of operations, projections for future operations, and risk factors of the Debtors (as defined herein), a summary and analysis of the Plan, and certain related matters, including the New Securities (as defined herein) to be issued under the Plan. The Debtors are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code (as defined herein).

                  All holders of Claims who are entitled to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code, Rule 3019 of the Bankruptcy Rules (as defined herein), and Article XII of the Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan prior to its substantial consummation.

                  For purposes of the Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined in the Plan shall have the meanings ascribed to them in Article I of the Plan. Any capitalized term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

                                  ARTICLE I

                                  DEFINITIONS

                  For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit means such document or exhibit as it may be amended, modified, or supplemented from time to time, (c) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan, (d) the words "herein," "hereof," and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

1.1 "Abandoned Properties" means any properties of the Debtors that have been abandoned by Final Order of the Bankruptcy Court, under Section 554 of the Bankruptcy Code.

1.2 "Adequate Protection Claims" means rights to adequate protection arising under the Cash Collateral Orders.

1.3 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, bonuses, or commissions for services rendered after the commencement of the Chapter 11 Case, (b) Professional Fee Claims, (c) Substantial Contribution Claims, (d) all fees and charges assessed against the Estates under Section 1930 of Title 28 of the United States Code, (e) all Allowed Claims for reclamation under
Section 546(c)(2)(A) of the Bankruptcy Code, (f) Cure payments for executory contracts and unexpired leases that are assumed under Section 365 of the Bankruptcy Code, and (g) DIP Facility Claims.

1.4 "Allowed" means, (a) when used with respect to an Administrative Claim, all or any portion of an Administrative Claim that has been allowed, or adjudicated in favor of the holder by estimation or liquidation, by a Final Order, that was incurred by the Debtors in the ordinary course of business during the Chapter 11 Case and as to which there is no dispute as to the Debtors' liability, or that has become allowed by failure to object pursuant to Section 9.1 of the Plan; (b) when used with respect to a Claim other than an Administrative Claim, such Claim or any portion thereof (i) that has been allowed, or adjudicated in favor of the holder by estimation or liquidation, by a Final Order, or (ii) as to which (x) no Proof of Claim has been filed with the Bankruptcy Court and (y) the liquidated and noncontingent amount of which is included in the Schedules, other than a Claim that is included in the Schedules at zero, in an unknown amount, or as Disputed, or (iii) for which a Proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either
(x) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code, or any order of the Bankruptcy Court or the Canadian Court, or (y) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (iv) that is expressly allowed in a liquidated amount in the Plan.

1.5 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

1.6 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case or any aspect thereof.

1.7      "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure.

1.8 "Bar Date(s)" means the date(s) designated by the Bankruptcy Court (or the Canadian Court, in the case of Canadian Claims) as the last date(s) for filing Proofs of Claim against the Debtors.

1.9 "BNS Claims" means, collectively, the BNS Secured Claim and the BNS Indemnity Claim.

1.10 "BNS Indemnity Claim" means the indemnity claims of The Bank of Nova Scotia against GenTek which arise under that certain Assignment of Debt & Security, dated as of October 9, 2002.

1.11 "BNS Secured Claim" means a Secured Claim of GenTek against Noma Company arising under the Canadian Credit Agreement. The BNS Secured Claim is an intercompany claim.

1.12 "Bondholder Unsecured Claim" means any Claim arising from or relating to the GenTek 11% Notes, other than any Indenture Trustee Expenses.

1.13 "Business Day" means any day, excluding Saturdays, Sundays, or "legal holidays" (as defined in Rule 9006(a) of the Bankruptcy Rules), on which commercial banks are open for business in New York, New York.

1.14 "California Tort Claim" means any Claim that is based upon, arises out of or relates to any alleged chemical release (or any response thereto) occurring at or from the Debtors' facility located in Richmond, California. This definition includes, without limitation, Claims for indemnification, contribution, and reimbursement associated with any such chemical release.

1.15 "Canadian Claim" means a Claim against Noma Company of a Person who is domiciled in Canada or whose principal place of business is located in Canada.

1.16 "Canadian Court" means the Ontario Superior Court of Justice (Commercial List).

1.17 "Canadian Credit Agreement" means that certain credit agreement, dated as of March 13, 2001 as amended as of October 31, 2001 and as assigned October 9, 2002, among Noma Company, Sandco Automotive, Ltd., and General Chemical Performance Products, Ltd., as borrowers, and GenTek, as lender (as assignee of The Bank of Nova Scotia).

1.18 "Canadian Proceedings" means the application and orders made with respect to Noma Company under Section 18.6 of the Companies' Creditors Arrangement Act (Canada).

1.19     "Cash" means legal tender of the United States or equivalents thereof.

1.20 "Cash Collateral Orders" means collectively, the GenTek Cash Collateral Order and the Noma Cash Collateral Order.

1.21 "Cash Option" means the option offered to holders of General Unsecured Claims and Trade Vendor Claims to forego the Equity Option and instead receive a payment in Cash, as set forth in Sections 4.3(d) and (e) of the Plan.

1.22 "Chapter 11 Case" means the jointly administered Chapter 11 cases of the Debtors.

1.23 "Claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or
(b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

1.24 "Claims Objection Deadline" means the last day for filing objections to Claims, which day shall be (a) for all Claims other than General Unsecured Claims, Trade Vendor Claims, California Tort Claims if Class 10 Acceptance is not obtained, and Pennsylvania Tort Claims if Class 11 Acceptance is not obtained, the latest of (i) the Effective Date, (ii) sixty (60) days after the applicable Proof of Claim or request for payment of an Administrative Claim is filed, or (iii) such other date ordered by the Bankruptcy Court (or the Canadian Court, in the case of Canadian Claims) upon motion of the Debtors or any other party; or (b) for General Unsecured Claims, Trade Vendor Claims, California Tort Claims if Class 10 Acceptance is not obtained, and Pennsylvania Tort Claims if Class 11 Acceptance is not obtained, the latest of
(i) one hundred twenty (120) days after the Effective Date, (ii) sixty (60) days after the applicable Proof of Claim is filed, or (iii) such other date ordered by the Bankruptcy Court (or the Canadian Court, in the case of Canadian Claims) upon motion of the Debtors or any other party.

1.25 "Class" means a category of holders of Claims or Interests, as described in Article III of the Plan.

1.26 "Class 10 Acceptance" means receipt of a sufficient number of votes in Class 10 to constitute an acceptance of the Plan by such Class under
Section 1126(c) of the Bankruptcy Code.

1.27 "Class 11 Acceptance" means receipt of (a) a sufficient number of votes in Class 11 to constitute an acceptance of the Plan by such Class under
Section 1126(c) of the Bankruptcy Code, and (b) Pennsylvania Class Settlement Approval.

1.28 "Class Opt Out Rights" means any rights existing under state law pursuant to which the holder of a Pennsylvania Tort Claim is entitled to choose to not participate in any class that is certified by the Pennsylvania Court of Common Pleas (or such other court of competent jurisdiction) and to pursue his/her Claim independently.

1.29 "Common Stock Reserve" means the reserve of New GenTek Common Stock and New GenTek Warrants established and maintained by the Disbursing Agent on account of Disputed General Unsecured Claims, Disputed Trade Vendor Claims, and Preference Rights.

1.30 "Communications Business" means the businesses conducted by Krone International Holding Inc. and its subsidiaries through the principal operating groups known as AccessNET, PremisNET, Krone Optical, and Krone Service (but does not include Printing Developments, Inc., Con-X Corporation, and Vigilant Networks, LLC).

1.31 "Confirmation" means approval of the Plan by the Bankruptcy Court pursuant to Section 1129 of the Bankruptcy Code.

1.32 "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

1.33 "Confirmation Hearing" means the hearing to consider Confirmation of the Plan under Section 1128 of the Bankruptcy Code.

1.34 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

1.35 "Confirmation Recognition Order" means the order of the Canadian Court recognizing the Confirmation Order as it relates to Noma Company.

1.36 "Convenience Claim" means a Claim in an amount equal to or less than $250 (a) against GenTek or any of the Subsidiary Debtors (excluding Noma Company) that is not a Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Bondholder Unsecured Claim, California Tort Claim, Pennsylvania Tort Claim, Intercompany Claim, Subordinated Claim, Existing Lender Deficiency Claim, Tranche B Lender Deficiency Claim, or Non-Compensatory Damages Claim; (b) against Noma Company that is not a Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Tranche B Deficiency Claim, Intercompany Claim, or Existing Lender Deficiency Claim; or (c) based upon a prepetition trade payable in respect of goods or services supplied to any of the Debtors by a vendor or other provider of goods and services in the ordinary course of business.

1.37 "Creditor" means any Person who holds a Claim against any of the Debtors.

1.38 "Creditors Committee" means the Official Committee of Unsecured Creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case, as reconstituted from time to time.

1.39 "Creditors Committees Designee" means the Person designated by the Creditors Committee to serve as the Creditors Committee's representative on the Litigation Trust Committee, or any successor to such Person designated in accordance with the Preference Claim Litigation Trust Agreement.

1.40 "Cure" means with respect to the assumption of an executory contract or unexpired lease pursuant to Section 365(b) of the Bankruptcy Code, (a) the distribution of Cash, or the distribution of such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties under an executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law, or (b) the taking of such other actions as may be agreed upon by the parties or ordered by the Bankruptcy Court.

1.41 "Debtor(s)" means, individually, GenTek, Noma Company, or any of the other Subsidiary Debtors, and collectively, GenTek, Noma Company, and the other Subsidiary Debtors, including in their capacity as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

1.42 "DIP Facility" means that certain credit facility dated March 21, 2003, among GenTek and Noma Company, debtors-in-possession, as borrowers; certain of GenTek's direct and indirect domestic subsidiaries and Sistemas Y Conexiones Integradas, SA de CV (a non-debtor subsidiary), as guarantors; JPMorgan Chase Bank and certain other financial institutions, as lenders; and JPMorgan Chase Bank, as Administrative Agent; as such facility may be amended, supplemented or otherwise modified.

1.43 "DIP Facility Claims" means a Claim arising under or as a result of the DIP Facility.

1.44 "Disbursing Agent" means Reorganized GenTek or any Person designated by Reorganized GenTek, in its sole discretion, to serve as disbursing agent under the Plan.

1.45 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared, approved and distributed in accordance with Section 1125 of the Bankruptcy Code and Rule 3018 of the Bankruptcy Rules or any summary thereof approved by the Bankruptcy Court for distribution to certain Classes of Claims.

1.46 "Disputed" means, with respect to any Claim, other than a Claim that has been Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court (or, in the case of a Canadian Claim, the Canadian Court), a Claim:

         (a) if no Proof of Claim has been filed or deemed to have been filed by the applicable Bar Date, that has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed;

         (b) if a Proof of Claim has been filed or deemed to have been filed by the applicable Bar Date as to which a Debtor has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court or, in the case of a Canadian Claim, the Canadian Court, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order;

         (c) for which a Proof of Claim was required to be filed by the Bankruptcy Code, the Bankruptcy Rules, or an order of the Bankruptcy Court (or in the case of Canadian Claims, the Canadian Court), but as to which a Proof of Claim was not timely or properly filed;

         (d) for damages based upon the rejection by the Debtors of an executory contract or unexpired lease under Section 365 of the Bankruptcy Code and as to which the applicable Bar Date has not passed;

         (e) that is disputed in accordance with the provisions of the Plan;
or

         (f) if not otherwise Allowed, as to which the applicable Claims Objection Deadline has not expired.

1.47 "Dissenting Bondholder" means any GenTek Bondholder (or any person claiming through a GenTek Bondholder) that votes to reject the Plan, objects to confirmation of the Plan, objects to the allowance of the Existing Lender Claims or the extent, validity, or priority of the Liens securing such Claims, or otherwise engages in tactics designed to frustrate the confirmation, consummation, or intent of the Plan or the transactions contemplated thereby.

1.48 "Dissenting Bondholder Holdback" means the New GenTek Common Stock and New GenTek Warrants that a GenTek Bondholder would have received had such GenTek Bondholder not taken actions resulting in such GenTek Bondholder's designation as a Dissenting Bondholder.

1.49 "Distribution Date" means (a) for any Claim other than a General Unsecured Claim, Trade Vendor Claim, Pennsylvania Tort Claim, California Tort Claim (if Class 10 Acceptance is not obtained) or Preference Transferee Claim
(i) that is an Allowed Claim on the Effective Date, on or as soon as practicable after the Effective Date, but in any case no later than the first
(1st) Business Day that is twenty (20) days after the Effective Date or (ii) that is not an Allowed Claim on the Effective Date, fifteen (15) calendar days after the last day of the month during which the Claim becomes an Allowed Claim; and (b) for any General Unsecured Claim, Trade Vendor Claim, Pennsylvania Tort Claim, or California Tort Claim (if Class 10 Acceptance is not obtained) (i) that is an Allowed Claim on the Effective Date, the first
(1st) Business Day that is one-hundred-eighty (180) days after the Effective Date or (ii) that is not an Allowed Claim on the Effective Date, the later of
(x) the first (1st) Business Day that is one-hundred-eighty (180) days after the Effective Date or (y) fifteen (15) calendar days after the last day of the month during which the Claim becomes an Allowed Claim. As to a Claim entitled to subsequent distributions from the Common Stock Reserve under Section 9.3 of the Plan, such term means the additional date or dates provided in such
Section 9.3.

1.50 "Distribution Record Date" means the record date for determining entitlement to receive distributions under the Plan on account of Allowed Claims, which date shall be the third (3rd) Business Day after the Confirmation Date at 5:00 p.m. prevailing Eastern time.

1.51 "Effective Date" means the Business Day upon which all conditions to the consummation of the Plan as set forth in Section 10.2 of the Plan have been satisfied or waived as provided in Section 10.3 of the Plan, and is the date on which the Plan becomes effective.

1.52 "Equity Option" means the option offered to holders of General Unsecured Claims and Trade Vendor Claims to receive a distribution of New GenTek Common Stock and New GenTek Warrants, as provided in Sections 4.3(d) and (e) of the Plan.

1.53 "Estate(s)" means, individually, the estate of each Debtor in the Chapter 11 Case and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to Section 541 of the Bankruptcy Code.

1.54 "Existing Credit Agreement" means that certain credit agreement, dated as of April 30, 1999, as amended and restated as of August 9, 2000 and as of August 1, 2001, among GenTek, Noma Company, the several lenders from time to time party thereto, The Bank of Nova Scotia, as Syndication Agent, Bankers Trust Company, as Documentation Agent, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) as Administrative Agent for the Existing Lenders, and any related documents, agreements, and instruments, including any interest rate hedge agreements between an Existing Lender and GenTek.

1.55 "Existing Lender Agent" means JPMorgan Chase Bank, as Administrative Agent for the Existing Lenders under the Existing Credit Agreement or any duly appointed successor Administrative Agent.

1.56 "Existing Lenders" means JPMorgan Chase Bank, as Existing Lender Agent and the several lenders from time to time party to the Existing Credit Agreement.

1.57 "Existing Lender Claim" means any of the Existing Lender Secured Claim, plus the Existing Lender Deficiency Claim, the Tranche B Lender Secured Claim, or the Tranche B Lender Deficiency Claim.

1.58 "Existing Lender Deficiency Claim" means any Claim arising under the Existing Credit Agreement that is not a Secured Claim, including any portion of the Tranche B Lender Deficiency Claim that is not an Existing Lender Secured Claim.

1.59 "Existing Lender Secured Claim" means any Secured Claim arising under the Existing Credit Agreement as of the Petition Date, other than the Tranche B Lender Secured Claim, but including the Tranche B Lender Deficiency Claim to the extent that it is a Secured Claim.

1.60 "Exit Facility" means that certain credit facility (and any related documents, agreements, and instruments) evidencing the exit financing obtained by GenTek, which facility has the principal terms and conditions set forth on Exhibit A to the Plan.

1.61 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case or the docket of any such court (or in the case of Noma Company, an order of the Canadian Court) the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.62 "General Unsecured Claims" means a Claim in an amount greater than $250 (a) against GenTek or any of the Subsidiary Debtors that is not a Secured Claim, an Administrative Claim, a Priority Tax Claim, Other Priority Claim, Trade Vendor Claim, Bondholder Unsecured Claim, California Tort Claim, Pennsylvania Tort Claim, Intercompany Claim, Subordinated Claim, Existing Lender Deficiency Claim, Tranche B Lender Deficiency Claim, or Non-Compensatory Damages Claim; and (b) against Noma Company that is not a Secured Claim, an Administrative Claim, a Priority Tax Claim, Other Priority Claim, Trade Vendor Claim, Intercompany Claim, Tranche B Deficiency Claim, or Existing Lender Deficiency Claim. This definition specifically includes, without limitation, rejection damages Claims, non-priority employee Claims, non-priority tax Claims, environmental Claims, indemnification Claims, customer Claims, escheat Claims, and litigation Claims (other than Pennsylvania Tort Claims and California Tort Claims).

1.63     "GenTek" means GenTek Inc., a Delaware corporation.

1.64 "GenTek 11% Notes" means the 11% Senior Subordinated Notes due 2009 in the aggregate principal amount of $200 million issued by GenTek pursuant to the Indenture.

1.65     "GenTek Bondholder" means a holder of the GenTek 11% Notes.

1.66 "GenTek Cash Collateral Order" means the Final Order (I) Authorizing the Use of Lenders' Cash Collateral and (II) Granting Adequate Protection Pursuant to 11 U.S.C. ss.ss. 361 and 363, which was entered by the Bankruptcy Court on November 14, 2002, as it may be amended through the Effective Date.

1.67 "GenTek Interests" means, collectively, all equity interests in GenTek, including, without limitation, the Old GenTek Common Stock, the Old GenTek Stock Options, together with any warrants, conversion rights, rights of first refusal, or other rights, contractual or otherwise, to acquire or receive any stock or other equity ownership interests in GenTek, and any contracts, subscriptions, commitments, or agreements pursuant to which a party was or could have been entitled to receive shares, securities, or other ownership interests in GenTek as of the Petition Date.

1.68 "Impaired" means, with respect to any Claim or Interest, that such Claim or Interest is impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.69 "Indemnification Obligation" means any obligation of any of the Debtors to indemnify, reimburse, or provide contribution to a Person arising pursuant to by-laws, articles or certificate of incorporation, contract, or otherwise.

1.70 "Indenture" means that certain Indenture dated August 9, 1999 (as amended, supplemented or otherwise modified) between GenTek, as issuer, certain of the Subsidiary Debtors, as guarantors, and the Indenture Trustee, which Indenture governs all obligations arising under or in connection with the GenTek 11% Notes.

1.71 "Indenture Trustee" means Law Debenture Trust Company of New York (as successor to U.S. Bank Trust, National Association), as Trustee, or its successor, in either case in its capacity as indenture trustee for the GenTek 11% Notes.

1.72 "Indenture Trustee Expenses" means any reasonable, unpaid fees of the Indenture Trustee, and reasonable, unpaid out-of-pocket costs and expenses incurred by the Indenture Trustee through the Effective Date.

1.73 "Intercompany Claim" means any Claim, other than a BNS Secured Claim, arising prior to the Petition Date against any of the Debtors by another Debtor or by a non-Debtor subsidiary or affiliate of a Debtor, but only to the extent that such affiliate is a direct or indirect subsidiary of GenTek.

1.74 "Interests" means the legal, equitable, contractual, or other rights of any Person (a) with respect to GenTek Interests, (b) with respect to Subsidiary Interests, and (c) to acquire or receive either of the foregoing.

1.75 "Latona" means Latona Associates, Inc., a management company that provides strategic management, business, and financial advisory services to GenTek pursuant to a management agreement dated April 30, 1999, between GenTek and Latona.

1.76 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

1.77 "Litigation Rights" means the claims, rights of action, suits, or proceedings whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be retained by the Reorganized Debtors pursuant to Section 6.13 of the Plan, including without limitation, claims or causes of action arising under or pursuant to Chapter 5 of the Bankruptcy Code. Preference Rights are expressly excluded from this definition.

1.78 "Litigation Trust Committee" means the three-Person committee comprised of the Creditors Committee Designee and the New Board Designees, which committee shall be charged with the responsibility of administering the Preference Claim Litigation Trust.

1.79 "New Board Designees" means the two members of the Board of Directors of Reorganized GenTek who are designated pursuant to 6.9(a)(i) and (iii) and are selected by the Existing Lender Agent to serve as the Board's representatives on the Litigation Trust Committee, or any successors to such Persons, designated in accordance with the Preference Claim Litigation Trust Agreement.

1.80 "New GenTek Common Stock" means the common shares of Reorganized GenTek to be issued under Section 6.7 of the Plan as of the Effective Date, as summarized on Exhibit C to the Plan.

1.81 "New GenTek Management and Directors Incentive Plan" means the management and directors equity incentive plan(s) to be adopted by Reorganized GenTek pursuant to Section 6.8 of the Plan, substantially in the form of such document(s) to be included in the Plan Supplement.

1.82 "New GenTek Warrants" means collectively the New Tranche A Warrants, the New Tranche B Warrants, and the New Tranche C Warrants.

1.83 "New Securities" means collectively, the New Senior Term Notes, the New GenTek Common Stock, and the New GenTek Warrants.

1.84 "New Senior Term Notes Credit Agreement" means the Credit Agreement to be dated as of the Effective Date, governing the New Senior Term Notes, substantially in the form of such document to be included in the Plan Supplement.

1.85 "New Senior Term Notes" means the $250 million of senior term notes issued by Reorganized GenTek on the Effective Date, which senior term notes shall be governed by the New Senior Term Notes Credit Agreement and which notes shall have the principal terms and conditions summarized on Exhibit B to the Plan.

1.86 "New Tranche A Warrants" means warrants to purchase shares of New GenTek Common Stock, which warrants vest on the Effective Date and expire three (3) years after the date of their issuance, as described on Exhibit D to the Plan.

1.87 "New Tranche B Warrants" means warrants to purchase shares of New GenTek Common Stock, which warrants vest on the Effective Date and expire five
(5) years after the Effective Date, as described on Exhibit D to the Plan.

1.88 "New Tranche C Warrants" means warrants to purchase shares of New GenTek Common Stock, which warrants vest on the Effective Date and expire seven (7) years after the date of their issuance, as described on Exhibit D to the Plan.

1.89 "Noma Cash Collateral Order" means the Final Order (I) Authorizing Noma Company to Use GenTek Cash Collateral, and (II) Granting Adequate Protection Pursuant to 11 U.S.C. ss.ss. 361 and 363, which was entered by the Bankruptcy Court on December 3, 2002, as it may be amended through the Effective Date, as recognized by the Canadian Court.

1.90 "Noma Company" means Noma Company, a subsidiary of GenTek, which is organized as a Nova Scotia unlimited liability company.

1.91 "Non-Compensatory Damages Claim" means any Claim against any of the Debtors other than Canadian Claims against Noma Company, but not including any California Tort Claim if Class 10 Acceptance is obtained or any Pennsylvania Tort Claim if Class 11 Acceptance is obtained, for any fine, penalty, or forfeiture, or multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture, or damage is not compensation for actual pecuniary loss suffered by the holder of such Claim, including any such claim based upon, arising from, or relating to any cause of action whatsoever (including, without limitation, violation of law, personal injury, or wrongful death, whether secured or unsecured, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise); provided, however, that such term shall not include any Claim that might otherwise constitute a Non-Compensatory Damages Claim but for a Final Order allowing such Claim to be an Administrative Claim, DIP Facility Claim, Priority Tax Claim, Other Priority Claim, Convenience Claim, Existing Lender Secured Claim, Tranche B Lender Secured Claim, BNS Secured Claim, Other Secured Claim, General Unsecured Claim, Bondholder Unsecured Claim, Intercompany Claim, Existing Lender Deficiency Claim or Subordinated Claim. A Canadian Claim against Noma Company that otherwise constitutes a Non-Compensatory Damages Claim but for the exclusion of Noma Company from the definition shall be treated as a General Unsecured Claim.

1.92 "Old GenTek Common Stock" means, collectively, (a) the shares of the common stock, par value $0.01 per share, of GenTek issued and outstanding as of the Petition Date and (b) the shares of Class B common stock, par value $0.01 per share, of GenTek issued and outstanding as of the Petition Date.

1.93 "Old GenTek Stock Options" means the stock options issued by GenTek and outstanding as of the Petition Date that give the holders of such options the right to purchase Old GenTek Common Stock.

1.94 "Old Securities" means, collectively, the Old GenTek Common Stock, the Old GenTek Stock Options and the GenTek 11% Notes.

1.95 "Option Election Deadline" means, in the event that a sufficient number of votes are received in Class 7 or Class 8 to constitute an acceptance of the Plan by either of such Classes under Section 1126(c) of the Bankruptcy Code, a date on or after the Effective Date to be selected by the Debtors, but prior to the Distribution Date, to be noticed in writing by the Reorganized Debtors or the Disbursing Agent at least thirty (30) days in advance of such date, to all holders of General Unsecured Claims entitled to elect the Equity Option or the Cash Option (if Class 7 accepts the Plan) and/or all holders of Trade Vendor Claims entitled to elect the Equity Option, the Cash Option or the Reduction Option (if Class 8 accepts the Plan), which date may be extended from time to time.

1.96 "Other Priority Claim" means a Claim against the Debtors entitled to priority pursuant to Section 507(a) of the Bankruptcy Code (or, in the case of a Canadian Claim, a Claim entitled to priority over Secured Claims pursuant to applicable Canadian law), other than a Priority Tax Claim or an Administrative Claim.

1.97 "Other Secured Claim" means a Secured Claim arising prior to the Petition Date against any of the Debtors, other than an Existing Lender Secured Claim, a Tranche B Lender Secured Claim or a BNS Secured Claim.

1.98 "Pennsylvania Class Settlement Approval" means (a) execution of a class action settlement agreement by the Pennsylvania Tort Claim Representative in form and content acceptable to the Debtors and their insurer that settles, bars, releases, and forever discharges any and all Claims, liabilities and causes of action that have been or may in the future be asserted by any former or current employee of Sun Oil Company that arise out of or relate to the Pennsylvania Tort Claim and shall include, but not be limited to, a dismissal with prejudice of all pending lawsuits relating to the foregoing in the Court of Common Pleas for the Commonwealth of Pennsylvania and all appeals pending in the Superior Court for the Commonwealth of Pennsylvania, and (b) occurrence of the following events: (i) the class action settlement agreement has been approved by the Pennsylvania Court of Common Pleas (or other court approved by the Debtors) following a motion for preliminary approval thereof; (ii) notice of the class action settlement agreement has been provided to all purported class members; (iii) the opt-out and objection period to be set by the Pennsylvania Court of Common Pleas (or other court approved by the Debtors) has expired; (iv) the Pennsylvania Court of Common Pleas (or other court approved by the Debtors) has approved the class action settlement agreement following a motion for final approval thereof; (v) all appeals and/or appeal periods relating to the foregoing have expired such that the class action settlement agreement is final in all respects; and (vi) the Debtors' insurer has executed a binding agreement to make the $1.3 million Cash payment contemplated by Section 4.3(h) of the Plan.

1.99 "Pennsylvania Court of Common Pleas" means the Court of Common Pleas for the Commonwealth of Pennsylvania, Delaware County.

1.100 "Pennsylvania Tort Claim" means any Claim that is based upon, arises out of or relates to any chemical release (or any response thereto) alleged to have occurred at or from the Debtors' facilities located in Marcus Hook, Pennsylvania and North Claymont, Delaware.

1.101 "Pennsylvania Tort Claim Note" means that certain non-interest bearing unsecured note to be issued by Reorganized General Chemical Corporation to the Pennsylvania Tort Claim Representative on the Effective Date if Class 11 Acceptance is obtained, which shall have the principal terms and conditions summarized on Exhibit E to the Plan.

1.102 "Pennsylvania Tort Claim Representative" means the law firm of Golomb & Honik or, if requested upon motion of the Debtors, such other person as may be designated or approved by the Bankruptcy Court to represent the interests of the holders of the Pennsylvania Tort Claims if Class 11 Acceptance is obtained, for purposes of making distributions to such Claim holders under the Plan.

1.103 "Person" means any individual, firm, partnership, corporation, trust, association, company, limited liability company, joint stock company, joint venture, governmental unit, or other entity or enterprise.

1.104 "Petition Date" means October 11, 2002, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Case.

1.105 "Plan" means this joint plan of reorganization under Chapter 11 of the Bankruptcy Code and all exhibits annexed hereto or referenced herein, as the same may be amended, modified, or supplemented from time to time.

1.106 "Plan Supplement" means the supplement to the Plan containing the forms of the Certificate of Incorporation of Reorganized GenTek, the By-laws of Reorganized GenTek, the Exit Facility (or term sheet therefor), the New GenTek Management and Directors Incentive Plan, the New Senior Term Notes Credit Agreement, the New GenTek Warrants (and any related warrant agreement therefor), Pennsylvania Tort Claim Note, and the Preference Claim Litigation Trust Agreement.

1.107 "Preference Claim Litigation Trust" means that certain trust created pursuant to the Plan and administered by the Litigation Trust Committee, all as more specifically set forth in the Plan and the Preference Claim Litigation Trust Agreement.

1.108 "Preference Claim Litigation Trust Agreement" means that certain trust agreement and any ancillary agreements relating thereto, in form and substance acceptable to the Creditors Committee, the Existing Lenders and the Debtors and substantially in the form contained in the Plan Supplement, which agreement shall govern the Preference Claim Litigation Trust.

1.109 "Preference Claim Litigation Trust Proceeds" means the amounts recovered by the Preference Claim Litigation Trust, after deducting any expenses incurred by the Preference Claim Litigation Trust, including expenses associated with making distributions to holders of Claims.

1.110 "Preference Transferee Claim" means an unsecured Claim that arises in favor of the transferee of a preferential payment upon such transferee's return of preferential payments to the Preference Claim Litigation Trust, unless waived by such transferee in connection with such return.

1.111 "Preference Rights" means those potential preference rights of action arising under Section 547 of the Bankruptcy Code against Persons who received transfers on or within ninety (90) days before the Petition Date and (a) have not been released by the Debtors under this Plan or by separate agreement; and
(b) are not insiders (as such term is defined in the Bankruptcy Code).

1.112 "Preference Rights Credit" means the Cash value (determined as of the Effective Date and on the basis of the valuation set forth in the Disclosure Statement) of the New GenTek Common Stock and New GenTek Warrants that the holder of a Preference Transferee Claim would have received had such holder elected the Equity Option.

1.113 "Priority Tax Claim" means a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

1.114 "Professional" means any professional employed in the Chapter 11 Case pursuant to Sections 327 or 1103 of the Bankruptcy Code, any professional seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to Section 503(b) of the Bankruptcy Code, and any professional employed in the Canadian Proceedings.

1.115 "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered after the Petition Date and prior to and including the Effective Date.

1.116 "Proof of Claim" means a Proof of Claim filed with the Bankruptcy Court in connection with the Chapter 11 Case.

1.117 "Pro Rata" means, at any time, the proportion that the amount of a Claim in a particular Class or Classes (or portions thereof, as applicable) bears to the aggregate amount of all Claims (including Disputed Claims) in such Class or Classes, unless the Plan provides otherwise.

1.118 "Reduction Option" means the option offered to each holder of an Allowed Trade Vendor Claim in an amount equal to or less than $10,000 to receive $250 in full satisfaction, settlement, release, and discharge of and in exchange for such Claim.

1.119 "Reinstated" means (a) leaving unaltered the legal, equitable, and contractual rights to which the holder of a Claim is entitled so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, (ii) reinstating the maturity of such Claim as such maturity existed before such default, (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise altering the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

1.120 "Reorganized Debtor(s)" means, individually, any reorganized Debtor or its successor and, collectively, all reorganized Debtors or their successors, on or after the Effective Date, including after giving effect to the Restructuring Transactions.

1.121 "Reorganized GenTek" means reorganized GenTek or its successor, on and after the Effective Date, including after giving effect to the Restructuring Transactions.

1.122 "Reorganized Noma Company" means reorganized Noma Company, or its successor, on and after the Effective Date, including after giving effect to the Restructuring Transactions.

1.123 "Reorganized Subsidiary Debtor(s)" means, individually, a reorganized Subsidiary Debtor or its successor and, collectively, all reorganized Subsidiary Debtors or their successors, on or after the Effective Date, including, in each case, after giving effect to the Restructuring
Transactions.

1.124    "Restructuring Transactions" means the transactions described in
Section 6.3 of the Plan.

1.125 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors, as amended or supplemented from time to time in accordance with Rule 1009 of the Bankruptcy Rules or orders of the Bankruptcy Court.

1.126 "Secured Claim" means a Claim that is secured by a Lien which is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which an Estate has an interest, or a Claim that is subject to setoff under Section 553 of the Bankruptcy Code; to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable; as determined by a Final Order pursuant to Section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to Section 553 of the Bankruptcy Code, or in either case as otherwise agreed upon in writing by the Debtors or the Reorganized Debtors and the holder of such Claim.

1.127 "Subordinated Claim" means any Claim against any of the Debtors other than a Canadian Claim against Noma Company that is subordinated pursuant to Sections 510(b) or (c) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Security, any Claim for damages arising from the purchase or sale of an Old Security, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim. A Canadian Claim against Noma Company that otherwise constitutes a Subordinated Claim but for the exclusion of Noma Company from the definition shall be treated as a General Unsecured Claim.

1.128 "Subsidiary Debtors" means, collectively, Balcrank Products, Inc., Big T-2 Company LLC, Binderline Draftline, Inc., Con-X Corporation, Defiance, Inc., Defiance Kinematics Inc., Defiance Precision Products, Inc., Defiance Precision Products Management LLC, Defiance Precision Products Manufacturing LLC, Defiance Testing, and Engineering Services, Inc., Electronic Interconnect Systems, Inc., Fini Enterprises, Inc., General Chemical Corporation, HN Investment Holdings Inc., Hy-Form Products, Inc., Krone Digital Communications Inc., Krone Incorporated, Krone International Holding Inc., Krone Optical Systems Inc., Krone USA, Incorporated, Noma Company, Noma Corporation, Noma O.P., Inc., PCT Mexico Corporation, Printing Developments, Inc., Reheis, Inc., Toledo Technologies Inc., Toledo Technologies Management LLC, Toledo Technologies Manufacturing LLC, Vigilant Networks LLC, and Waterside Urban Renewal Corporation, each of which is a Debtor.

1.129 "Subsidiary Interests" means, collectively, the issued and outstanding shares of stock of the Subsidiary Debtors, as of the Petition Date.

1.130 "Substantial Contribution Claim" means a claim for compensation or reimbursement of costs and expenses relating to services rendered in making a substantial contribution in the Chapter 11 Case pursuant to Section 503(b)(3),
(4), or (5) of the Bankruptcy Code.

1.131 "Trade Vendor Claim" means a Claim in an amount greater than $250 that is based upon a prepetition trade payable in respect of goods or services supplied to any of the Debtors by a vendor or other provider of goods or services in the ordinary course of business.

1.132 "Tranche A Exercise Date" means the first date on which a majority of the New Tranche A Warrants issued pursuant to this Plan shall have been validly exercised.

1.133 "Tranche B Lenders" means those several lenders party to the Existing Credit Agreement who have commitments under the Tranche B Term Loan Facility.

1.134 "Tranche B Lender Deficiency Claim" means the Claim of the Tranche B Lenders equal to the amounts outstanding under the Tranche B Term Loan Facility minus the deemed value of the Tranche B Lender Secured Claim as provided in Section 4.3(b) of the Plan.

1.135 "Tranche B Lender Secured Claim" means the Secured Claim against Noma Company and its subsidiaries arising under or in connection with the Tranche B Term Loan Facility under the Existing Credit Agreement, which Claim shall have the deemed value provided in Section 4.3 of the Plan.

1.136 "Tranche B Term Loan Facility" means the eight-year term loan facility to Noma Company under the Existing Credit Agreement, in the original principal amount of $150 million.

1.137 "Unimpaired" means, with respect to any Claim, that such Claim is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.138 "Voting Deadline" means the deadline established by the Bankruptcy Court by which the holders of Claims in Classes that are entitled to vote on the Plan must submit the ballot indicating such Claim holder's vote on the Plan, in accordance with the procedures set forth in the Disclosure Statement.

                                  ARTICLE II

        SUBSTANTIVE CONSOLIDATION AND ALTERNATIVE JOINT PLAN STRUCTURE

2.1      Substantive Consolidation

         (a)      Request for Substantive Consolidation

                  This Plan constitutes a motion for substantive consolidation of the liabilities and properties of all the Debtors, the confirmation of the Plan shall constitute approval of the motion by the Bankruptcy Court, and the Confirmation Order shall contain findings supporting and conclusions providing for substantive consolidation on the terms set forth in section 2.1(b) of this Plan.

         (b)      Effect of Substantive Consolidation

                  As a result of the substantive consolidation of the liabilities and properties of all the Debtors, except as otherwise provided in the Plan, (i) the Chapter 11 Cases shall be consolidated into the case of GenTek as a single consolidated case; (ii) all property of the Estate of each Debtor shall be deemed to be property of the consolidated Estates; (iii) all Claims against each Estate shall be deemed to be Claims against the consolidated Estates, any proof of claim filed against one or more of the Debtors shall be deemed to be a single claim filed against the consolidated Estates, and all duplicate proofs of claim for the same claim filed against more than one Debtor shall be deemed expunged; (iv) except as otherwise provided in the Plan, no distributions under this Plan shall be made on account of Claims based upon intercompany obligations by and against the Debtors; (v) all Claims based upon prepetition unsecured guarantees by one Debtor in favor of any other of the Debtors (other than guarantees existing under any assumed executory contracts or unexpired leases) shall be eliminated, and no distributions under this Plan shall be made on account of Claims based upon such guarantees; (vi) for purposes of determining the availability of the right of setoff under Section 553 of the Bankruptcy Code, the Debtors shall be treated as one consolidated entity so that, subject to the other provisions of Section 553, prepetition debts due to any of the Debtors may be set off against the prepetition debts of any other of the Debtors; and (vii) no distributions under this Plan shall be made on account of any Subsidiary Interests. Substantive consolidation shall not merge or otherwise affect the separate legal existence of each Debtor, other than with respect to distribution rights under this Plan; substantive consolidation shall have no effect on valid, enforceable and unavoidable liens, except for liens that secure a Claim that is eliminated by virtue of substantive consolidation and liens against collateral that are extinguished by virtue of substantive consolidation; and substantive consolidation shall not have the effect of creating a Claim in a class different from the class in which a Claim would have been placed in the absence of substantive consolidation. Substantive consolidation shall not affect the obligation of each of the Debtors, pursuant to Section 1930 of Title 28 of the United States Code, to pay quarterly fees to the Office of the United States Trustee until such time as a particular Chapter 11 case is closed, dismissed or converted.

2.2      Compromise and Settlement

         (a)      Issues Related to Compromise and Settlement

                  The Plan is additionally or alternatively predicated upon a proposed compromise and settlement of certain issues among the Debtors, the Existing Lenders, and the Creditors Committee. These issues relate primarily to the following:

                  (i) the treatment of the Existing Credit Agreement and the Existing Lender Secured Claims under the Cash Collateral Orders and the order of the Bankruptcy Court approving the DIP Facility;

                  (ii) the nature and amount of exit financing required by the Debtors to emerge from Chapter 11;

                  (iii) the value of the Debtors' Estates on an individual and a consolidated basis, and the proper method of determining such value;

                  (iv) whether the Estate of each Debtor should be treated separately for purposes of making payments to holders of Claims;

                  (v) other issues having to do with the rights of certain Estates, Claims, or Classes of Claims vis-a-vis other Estates, Claims, or Classes of Claims;

                  (vi) whether and to what extent the Existing Lender Secured Claims are fully secured or undersecured, considering potential challenges to their alleged Liens, and thus whether the holders of such Claims are entitled to be treated as holders of only Secured Claims or are entitled to be treated as holders of both Secured Claims and unsecured, deficiency Claims;

                  (vii) if the Existing Lender Secured Claims are undersecured, whether the deficiency amounts constitute senior obligations vis-a-vis the Bondholder Unsecured Claims or other unsecured Claims and are thus entitled to enforce subordination rights against any such Claims;

                  (viii) the right of holders of the Existing Lender Secured Claims to receive postpetition interest on their Claims pursuant to Section 506(b) of the Bankruptcy Code;

                  (ix) whether there is any value at any of the Subsidiary Debtors for any holder of unsecured Claims if the guarantees supporting the Existing Lender Secured Claims are enforced against each of such Subsidiary Debtors, and whether and to what extent such guarantees are entitled to be enforced against each of such Subsidiary Debtors;

                  (x) whether any holders of unsecured Claims are entitled to share in any recovery under the Plan given the minimal value of unencumbered assets and the prior right to such value of holders of Administrative Claims, Priority Tax Claims, and Other Priority Claims;

                  (xi) the validity of reclamation claims in view of the blanket lien on inventory held by the Existing Lenders; and

                  (xii) the amount and priority of Intercompany Claims and the potential voidability of certain intercompany transfers.

         (b)      Effect of Compromise and Settlement

                  As a result of the compromise and settlement contained in the Plan, and only for purposes of distributions under the Plan, except as otherwise provided in the Plan, (i) the Chapter 11 Cases shall be consolidated into the case of GenTek as a single consolidated case; (ii) all property of the Estate of each Debtor shall be deemed to be property of the consolidated Estates; (iii) all Claims against each Estate shall be deemed to be Claims against the consolidated Estates, any proof of claim filed against one or more of the Debtors shall be deemed to be a single claim filed against the consolidated Estates, and all duplicate proofs of claim for the same claim filed against more than one Debtor shall be deemed expunged; (iv) except as otherwise provided in the Plan, no distributions under this Plan shall be made on account of Claims based upon intercompany obligations by and against the Debtors; (v) all prepetition unsecured guarantees by one Debtor in favor of any other of the Debtors (other than guarantees existing under any assumed executory contracts or unexpired leases) shall be eliminated, and no distributions under this Plan shall be made on account of Claims based upon such guarantees; (vi) for purposes of determining the availability of the right of setoff under Section 553 of the Bankruptcy Code, the Debtors shall be treated as one consolidated entity so that, subject to the other provisions of
Section 553, prepetition debts due to any of the Debtors may be set off against the prepetition debts of any other of the Debtors; and (vii) no distributions under this Plan shall be made on account of any Subsidiary Interests. This joint plan structure shall not result in the merger or otherwise affect the separate legal existence of each Debtor, other than with respect to distribution rights under this Plan; this joint plan structure shall have no effect on valid, enforceable and unavoidable liens, except for liens that secure a Claim that is eliminated by virtue of this plan structure and liens against collateral that are extinguished by virtue of such plan structure; and this joint plan structure shall not have the effect of creating a Claim in a class different from the class in which a Claim would have been placed in the absence of such structure.

         (c)      Approval of Compromise and Settlement

                  The Plan is deemed to be a motion for approval of the compromise and settlement of the issues described in Section 2.2(a), and the confirmation of the Plan shall constitute approval of the motion by the Bankruptcy Court, and the Confirmation Order shall contain findings supporting and conclusions approving the compromise and settlement as fair and equitable and within the bounds of reasonableness.

                                 ARTICLE III

                    CLASSIFICATION OF CLAIMS AND INTERESTS

3.1      Introduction

         In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified, and the respective treatment of such unclassified claims is set forth in Section
4.1 of the Plan.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. A Claim or Interest may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

3.2      Unimpaired Claims

         Class 1:   Other Priority Claims

                  Class 1 consists of all Other Priority Claims.

         Class 2:   Convenience Claims

                  Class 2 consists of all Convenience Claims.

         Class 3:   BNS Claims

                  Class 3 consists of all BNS Claims.

3.3      Impaired Claims

         Class 4:   Existing Lender Secured Claims

                  Class 4 consists of all Existing Lender Secured Claims.

         Class 5:   Tranche B Lender Secured Claims

                  Class 5 consists of all Tranche B Lender Secured Claims.

         Class 6:   Other Secured Claims

                  Class 6 consists of separate sub-Classes for each Other Secured Claim against any of the Debtors. Each sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code, including for voting purposes.

         Class 7:   General Unsecured Claims

                  Class 7 consists of all General Unsecured Claims.

         Class 8:   Trade Vendor Claims

                  Class 8 consists of all Trade Vendor Claims.

         Class 9:   Bondholder Unsecured Claims

                  Class 9 consists of all Bondholder Unsecured Claims.

         Class 10:  California Tort Claims

                  Class 10 consists of all California Tort Claims.

         Class 11: Pennsylvania Tort Claims

                  Class 11 consists of all Pennsylvania Tort Claims.

         Class 12:  Intercompany Claims

                  Class 12 consists of all Intercompany Claims.

         Class 13:  Subordinated Claims

                  Class 13 consists of all Subordinated Claims.

         Class 14:  Non-Compensatory Damages Claims

                  Class 14 consists of all Non-Compensatory Damages Claims.

3.4      Impaired Interests

         Class 15:  Subsidiary Interests

                  Class 15 consists of all Subsidiary Interests.

         Class 16:  GenTek Interests

                  Class 16 consists of all GenTek Interests.

                                  ARTICLE IV

                       TREATMENT OF CLAIMS AND INTERESTS

4.1      Unclassified Claims

         (a)      Administrative Claims

                  With respect to each Allowed Administrative Claim, except as otherwise provided for herein, and subject to the requirements of Sections
12.1 through 12.3 of the Plan, on, or as soon as reasonably practicable after, the latest of (i) the Effective Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, the holder of each such Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (A) Cash equal to the unpaid portion of such Allowed Administrative Claim or (B) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                  The DIP Facility Claims shall be deemed Allowed in their entirety for all purposes of the Plan and the Chapter 11 Case. Each holder of an Allowed DIP Facility Claim shall receive, on the later of the Effective Date or the date on which such DIP Facility Claim becomes payable pursuant to any agreement between the Debtors and the holder of such DIP Facility Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed DIP Facility Claim, (i) Cash equal to the full amount of such Allowed DIP Facility Claim, or (ii) such different treatment as to which the Debtors and such holder shall have agreed upon in writing; provided, however, that in respect of any letters of credit issued and undrawn under the DIP Facility GenTek shall be required to either: (A) cash collateralize such letters of credit in an amount equal to 105% of the undrawn amount of any such letters of credit, (B) return any such letters of credit to the applicable fronting bank undrawn and marked "cancelled", or (C) provide a "back-to-back" letter of credit to the issuing bank in a form and issued by an institution reasonably satisfactory to such issuing bank, in an amount equal to 105% of the then undrawn amount of such letters of credit.

                  The Adequate Protection Claims shall be deemed satisfied in full by payments made pursuant to the Cash Collateral Orders. Any replacement or other Liens created under such Orders shall terminate and shall have no further force and effect as of the Effective Date.

         (b)      Priority Tax Claims

                  Each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (i) on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (ii) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing, or (iii) at the Reorganized Debtors' sole discretion, deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim.

4.2      Unimpaired Classes of Claims

         (a)      Class 1: Other Priority Claims

                  On, or as soon as reasonably practicable after, the latest of (i) the Effective Date, (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, or (iii) the date on which such Other Priority Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, either (A) Cash equal to the unpaid portion of such Allowed Other Priority Claim or (B) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing.

         (b)      Class 2: Convenience Claims

                  On, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Convenience Claim, shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Convenience Claim, Cash in an amount equal to the lesser of (i) the Allowed amount of such Claim or (ii) $250.

         (c)      Class 3: BNS Claims

                  The BNS Secured Claim shall be deemed Allowed in its entirety for all purposes of the Plan and the Chapter 11 Case. On the Distribution Date, GenTek, as the holder of the BNS Secured Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such BNS Secured Claim, shall receive cash from Noma Company in an amount equal to such Claim. All Liens held as security for the BNS Secured Claim shall terminate as of the Effective Date.

                  As of the Effective Date, the BNS Indemnity Claim shall be discharged, and the Debtors, the Reorganized Debtors, any Person seeking to exercise the rights of the Debtors' estate, including, without limitation, any successor to the Debtors or any estate representative appointed or selected pursuant to Section 1123(b)(3) of the Bankruptcy Code, and any person seeking to exercise rights of creditors of any of the Debtors shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action (including claims or causes of action arising under Chapter 5 of the Bankruptcy Code), and liabilities whatsoever in connection with or related to that certain Assignment of Debt & Security dated October 9, 2002 as to which GenTek is "Assignee" and The Bank of Nova Scotia is "Assignor", and that may be asserted against The Bank of Nova Scotia. All Liens held as security for the BNS Indemnity Claim shall terminate as of the Effective Date.

4.3      Impaired Classes of Claims

         (a)      Class 4: Existing Lender Secured Claims

                  The holders of Existing Lender Secured Claims, in full satisfaction, settlement, release, and discharge of and in exchange for such Existing Lender Secured Claim, shall receive on the Distribution Date, through the Existing Lender Agent, their Pro Rata share, in the aggregate, of (i) an amount equal to $60 million in Cash less any adequate protection payments received by the Existing Lenders after August 1, 2003 from the proceeds of any tax refund and (without duplication) any adequate protection payments received by the Existing Lenders after September 30, 2003, (ii) $216.5 million principal amount of the New Senior Term Notes, (iii) 8,126,177 shares of the New GenTek Common Stock (subject to dilution as set forth in Section 6.7(c) of the Plan), and (iv) if authorized by the Bankruptcy Court as provided in
Section 4.3(f) of the Plan, a number of shares of New GenTek Common Stock and New GenTek Warrants equal to the Dissenting Bondholder Holdback. Additionally, the holders of the Existing Lender Secured Claims shall receive, on or as soon as practicable after the Distribution Date, their Pro Rata share, in the aggregate of the New GenTek Common Stock and New GenTek Warrants that would otherwise have been distributed to (i) those holders of General Unsecured Claims who elected the Cash Option; and (ii) those holders of Trade Vendor Claims who elected the Cash Option or the Reduction Option. Finally, from time to time as determined by the Litigation Trust Committee, the holders of Existing Secured Lender Claims shall receive their Pro Rata share of sixty percent (60%) of any of the Preference Claim Litigation Trust Proceeds available on the dates that such proceeds are distributed by the Litigation Trust Committee. All Liens held as security for the Existing Lender Secured Claims shall be terminated as of the Effective Date.

                  No distributions shall be made or shall be deemed to have been made by Noma Company on account of the portion of the Tranche B Lender Deficiency Claim that is treated as an Existing Lender Secured Claim hereunder.

                  The Existing Lenders shall accept the distributions provided for Existing Lender Secured Claims in full satisfaction, settlement, release, and discharge of and in exchange for all Claims arising under the Existing Credit Agreement (other than the Tranche B Lender Secured Claim, which shall be treated as provided below). The holders of Existing Lender Deficiency Claims shall not receive or retain any property under the Plan on account of any Existing Lender Deficiency Claims and all Existing Lender Deficiency Claims shall be deemed waived by the Existing Lenders and discharged as of the Effective Date.

                  The rights alleged by any holder of an Existing Lender Claim in a Proof of Claim, including, without limitation, Proof of Claim number 3130 filed by the Existing Lender Agent, are hereby deemed conformed to and limited by the foregoing treatment; and such Existing Lender Claims as so conformed and limited are hereby deemed Allowed for all purposes of the Plan and the Chapter 11 Case in the aggregate amount of $756 million (including the Tranche B Lender Deficiency Claim and the Tranche B Lender Secured Claim).

         (b)      Class 5: Tranche B Lender Secured Claims

                  The Tranche B Lender Secured Claims shall be acquired by GenTek in exchange for (i) New Senior Term Notes in the principal amount of $33.5 million, and (ii) 1,256,980 shares of New GenTek Common Stock (subject to dilution as set forth in Section 6.7(c) of the Plan) from GenTek, which in the aggregate shall have a value equal to the enterprise value of Noma Company, less the value of the BNS Secured Claim. Thereafter, the Tranche B Lender Secured Claims shall be held by Reorganized GenTek as unsecured intercompany claims against Reorganized Noma Company and shall be subordinated to all other indebtedness and liabilities of Reorganized Noma Company. All Liens held as security for the Tranche B Lender Secured Claims shall terminate as of the Effective Date immediately after the acquisition by GenTek.

                  The rights alleged by any holder of a Tranche B Lender Secured Claim in a Proof of Claim, including, without limitation, Proof of Claim number 3189 filed by the Existing Lender Agent, are hereby deemed conformed to and limited by the foregoing treatment; and such Tranche B Lender Secured Claims as so conformed and limited are hereby deemed Allowed for all purposes of the Plan and the Chapter 11 Case in the aggregate amount of $69 million. This amount equals the enterprise value of Noma Company, less the amount of the BNS Secured Claim.

                  The Tranche B Lender Deficiency Claim shall be Allowed in the amount of $75.8 million and shall, as applicable, be treated as an Existing Lender Secured Claim or an Existing Lender Deficiency Claim in accordance with Section 4.3(a) of the Plan.

         (c)      Class 6: Other Secured Claims

                  On the Effective Date, at the option of the Reorganized Debtors, either (i) the legal, equitable, and contractual rights of each holder of an Allowed Other Secured Claim shall be Reinstated in accordance with the provisions of 11 U.S.C. ss. 1124(2), provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, covenants regarding corporate existence, or covenants prohibiting certain transactions or actions contemplated by the Plan or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order for a Claim to be considered Reinstated; (ii) each holder of an Allowed Other Secured Claim shall (A) retain the Liens securing such Allowed Other Secured Claim and
(B) receive deferred Cash payments totaling at least the amount of such Allowed Other Secured Claim, of a value, as of the Effective Date, of at least the value of such holder's interest in the Estate's interest in such property;
(iii) the collateral securing such Allowed Other Secured Claim shall be surrendered to the holder of such Allowed Other Secured Claim; or (iv) each holder of an Allowed Other Secured Claim shall be paid in full on the Effective Date. The Debtors' failure to object to any Other Secured Claim in the Chapter 11 Case shall be without prejudice to the Debtors' or the Reorganized Debtors' right to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Other Secured Claim holder. Notwithstanding Section 1141(c) or any other provision of the Bankruptcy Code, all pre-petition Liens on property of any Debtor held with respect to an Other Secured Claim shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements governing such Claim until such Allowed Claim is paid in full. Nothing in this Section 4.3(c) or elsewhere in the Plan shall preclude the Debtors or the Reorganized Debtors from challenging the validity of any alleged Lien on any asset of a Debtor or the value of the property that secures any alleged Lien.

         (d)      Class 7: General Unsecured Claims

                  Subject to the terms of this subsection, and if a sufficient number of votes are received in Class 7 to constitute an acceptance of the Plan by such Class under Section 1126(c) of the Bankruptcy Code, each holder of an Allowed General Unsecured Claim is entitled to elect either the (i) Equity Option or (ii) the Cash Option. Such election shall be irrevocably designated by each holder of a General Unsecured Claim, no later than the Option Election Deadline, on the election form to be provided by Reorganized Debtors or the Disbursing Agent to such holder on or after the Effective Date. Holders of General Unsecured Claims who fail to timely elect either the Equity Option or the Cash Option on such holder's election form shall be deemed to have elected the Equity Option, and shall receive the corresponding distribution to the extent their Claims are Allowed. If an insufficient number of votes are received in Class 7 to constitute an acceptance of the Plan by such Classes under Section 1126(c) of the Bankruptcy Code, all holders of General Unsecured Claims shall be deemed to have elected the Equity Option.

                  Each holder of an Allowed General Unsecured Claim who elects the Equity Option or is deemed to have elected the Equity Option, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim, shall receive on the Distribution Date a distribution of New GenTek Common Stock and New GenTek Warrants (subject to dilution as set forth in Section 6.7(c) of the Plan) equal to its Pro Rata share, calculated by including all Allowed General Unsecured Claims (including those receiving distributions under the Cash Option) and all Allowed Trade Vendor Claims (including those receiving distributions under the Cash Option and the Reduction Option) of (x) 174,365 shares of New GenTek Common Stock (subject to dilution as set forth in Section 6.7(c) of the Plan) and (y) New GenTek Warrants as follows: (1) a number of New Tranche A Warrants providing the right to purchase 331,628 shares of New GenTek Common Stock, (2) a number of New Tranche B Warrants providing the right to purchase 175,002 shares of New GenTek Common Stock, and (3) a number of New Tranche C Warrants providing the right to purchase 85,471 shares of New GenTek Common Stock. The New GenTek Common Stock and New GenTek Warrants that would otherwise have been distributed to those holders of Allowed General Unsecured Claims receiving a distribution pursuant to the Cash Option (as set forth below) shall be distributed to the holders of Existing Lender Secured Claims as set forth in
Section 4.3(a) of the Plan.

                  In the event that a sufficient number of votes are received in Class 7 to constitute an acceptance of the Plan by such Class under Section 1126(c) of the Bankruptcy Code, each holder of an Allowed General Unsecured Claim who elects the Cash Option, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim, shall receive payments in Cash on the Distribution Date in an amount representing the lesser of (i) 6% of the Allowed amount of such Claim and (ii) such holder's Pro Rata share of $5 million in Cash, with the payment amount depending upon the amount of other Allowed General Unsecured Claims and Allowed Trade Vendor Claims (if Class 8 accepts the Plan) participating in the Cash Option. In the event that an insufficient number of votes are received in Class 7 to constitute an acceptance of the Plan by such Class under Section 1126(c) of the Bankruptcy Code, each holder of an Allowed General Unsecured Claim who elects the Cash Option shall receive a distribution in accordance with the Equity Option. (The Cash allocated in connection with the Cash Option is in addition to and is not inclusive of the Cash to be distributed to (i) holders of Convenience Claims and (ii) holders of Trade Vendor Claims who elect the Reduction Option).

                  Holders of Allowed General Unsecured Claims, regardless of whether they elect the Equity Option or the Cash Option, shall also be entitled to receive, from time to time as determined by the Litigation Trust Committee, their Pro Rata share, along with holders of Allowed Trade Vendor Claims, holders of California Tort Claims if Class 10 Acceptance is not obtained, holders of Pennsylvania Tort Claims if Class 11 Acceptance is not obtained, and holders of Allowed Pennsylvania Tort Claims who exercise their Class Opt Out Rights if Class 11 Acceptance is obtained, of 25% of any of the Preference Claim Litigation Trust Proceeds that are available on the dates that such proceeds are distributed by the Litigation Trust Committee.

         (e)      Class 8: Trade Vendor Claims

                  Subject to the terms of this subsection, and if a sufficient number of votes are received in Class 8 to constitute an acceptance of the Plan by such Class under Section 1126(c) of the Bankruptcy Code, each holder of an Allowed Trade Vendor Claim, is entitled to elect any one of the (i) Equity Option, (ii) the Cash Option, or (iii) in the case of an Allowed Trade Vendor Claim in an amount equal to or less than $10,000, the Reduction Option. Such election shall be irrevocably designated by each holder of a Trade Vendor Claim, no later than the Option Election Deadline, on the election form to be provided by the Disbursing Agent to such holder on or after the Effective Date. Holders of Trade Vendor Claims who fail to timely elect either the Equity Option, the Cash Option, or the Reduction Option on such holder's election form shall be deemed to have elected the Equity Option, and shall receive the corresponding distribution to the extent their Claim is Allowed. If an insufficient number of votes are received in Class 8 to constitute an acceptance of the Plan by such Class under Section 1126(c) of the Bankruptcy Code, all holders of Trade Vendor Claims shall be deemed to have elected the Equity Option.

                  Each holder of an Allowed Trade Vendor Claim who elects the Equity Option or is deemed to have elected the Equity Option, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim, shall receive on the Distribution Date a distribution of New GenTek Common Stock and New GenTek Warrants (subject to dilution as set forth in Section 6.7(c) of the Plan) having a value equal to its Pro Rata share, calculated by including all Allowed Trade Vendor Claims (including those receiving distributions under the Cash Option and the Reduction Option) and all Allowed General Unsecured Claims (including those receiving distributions under the Cash Option), of (x) 174,365 shares of New GenTek Common Stock (subject to dilution as set forth in Section 6.7(c) of the Plan) and (y) New GenTek Warrants as follows: (1) a number of New Tranche A Warrants providing the right to purchase 331,628 shares of New GenTek Common Stock, (2) a number of New Tranche B Warrants providing the right to purchase 175,002 shares of New GenTek Common Stock, and (3) a number of New Tranche C Warrants providing the right to purchase 85,471 shares of New GenTek Common Stock. The New GenTek Common Stock and New GenTek Warrants that would otherwise have been distributed to those holders of Trade Vendor Claims receiving a distribution pursuant to the Cash Option or the Reduction Option (each as set forth below) shall be distributed to the holders of Existing Lender Secured Claims as set forth in Section 4.3(a) of the Plan.

                  In the event that a sufficient number of votes are received in Class 8 to constitute an acceptance of the Plan by such Class under Section 1126(c) of the Bankruptcy Code, each holder of an Allowed Trade Vendor Claim who elects the Cash Option, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim, shall receive payments in Cash on the Distribution Date in an amount representing the lesser of (i) 6% of the Allowed amount of such Claim and (ii) such holder's Pro Rata share of $5 million in Cash, with the payment amount depending upon the amount of other Allowed Trade Vendor Claims and Allowed General Unsecured Claims (if Class 7 accepts the Plan) participating in the Cash Option. In the event that an insufficient number of votes are received in Class 8 to constitute an acceptance of the Plan by such Class under Section 1126(c) of the Bankruptcy Code, each holder of an Allowed Trade Vendor Claim who elects the Cash Option shall receive a distribution in accordance with the Equity Option. (The Cash allocated in connection with the Cash Option is in addition to and is not inclusive of the Cash distributed to (i) holders of Convenience Claims and
(ii) holders of Trade Vendor Claims who elect the Reduction Option).

                  Each holder of an Allowed Trade Vendor Claim in an amount equal to or less than $10,000 who elects the Reduction Option, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim, shall receive on the Distribution Date $250 in Cash.

                  Holders of Allowed Trade Vendor Claims who elect the Equity Option or the Cash Option (but not those holders who elect the Reduction Option) shall also be entitled to receive, from time to time as determined by the Litigation Trust Committee, their Pro Rata share, along with holders of Allowed General Unsecured Claims, holders of California Tort Claims if Class 10 Acceptance is not obtained, holders of Pennsylvania Tort Claims if Class 11 Acceptance is not obtained, and holders of Allowed Pennsylvania Tort Claims who exercise their Class Opt Out Rights if Class 11 Acceptance is obtained, of 25% of any of the Preference Claim Litigation Trust Proceeds available on the dates that such proceeds are distributed by the Litigation Trust Committee.

         (f)      Class 9: Bondholder Unsecured Claims

                  The Bondholder Unsecured Claims shall be deemed Allowed in their entirety for all purposes of the Plan and the Chapter 11 Case. Each holder of an Allowed Bondholder Unsecured Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Bondholder Unsecured Claim, shall receive on the Distribution Date its Pro Rata share of
(x) 442,478 shares of New GenTek Common Stock (subject to dilution as set forth in Section 6.7(c) of the Plan) and (y) New GenTek Warrants as follows:
(i) a number of New Tranche A Warrants providing the right to purchase 841,556 shares of New GenTek Common Stock, (ii) a number of New Tranche B Warrants providing the right to purchase 444,093 shares of New GenTek Common Stock, and
(iii) a number of New Tranche C Warrants providing the right to purchase 216,895 shares of New GenTek Common Stock; provided that, to the extent allowed by the Bankruptcy Court, the Existing Lenders shall enforce, through the Dissenting Bondholder Holdback, their subordination and turnover rights under the Indenture against any Dissenting Bondholder. If the Bankruptcy Court authorizes the Existing Lenders to enforce their subordination rights so as to preclude a Dissenting Bondholder from receiving a distribution under the Plan, on the Distribution Date, the Dissenting Bondholder Holdback shall be immediately distributed to the Existing Lenders pursuant to their subordination and turnover rights. If and to the extent the Bankruptcy Court declines to authorize the Existing Lenders to enforce their subordination rights so as to preclude a Dissenting Bondholder from receiving a distribution under the Plan, each Dissenting Bondholder shall receive the same distributions provided to holders of Allowed Bondholder Unsecured Claims and the Dissenting Bondholder Holdback shall be cancelled.

                  Holders of Allowed Bondholder Unsecured Claims shall also be entitled to receive, from time to time as determined by the Litigation Trust Committee, their Pro Rata share of 15% of any of the Preference Claim Litigation Trust Proceeds available on the dates that such proceeds are distributed by the Litigation Trust Committee.

                  As part of the treatment of Bondholder Unsecured Claims, the Indenture Trustee Expenses shall be paid in Cash on the Effective Date by the Debtors. Upon the Effective Date, the Indenture shall be deemed cancelled as permitted by Section 1123(a)(5)(F) of the Bankruptcy Code, and the rights and obligations of the Debtors and the Indenture Trustee thereunder shall be discharged, except for the Debtors' obligation to pay, reimburse and indemnify the Indenture Trustee and the rights of the Indenture Trustee to payment thereof (including any priority or lien rights); provided that the Indenture shall continue in effect for the purposes of allowing the Indenture Trustee, its agent or servicer to make the distributions to be made on account of the Bondholder Unsecured Claims under the Plan.

                  The rights alleged by any holder of a Bondholder Unsecured Claim in a Proof of Claim, including, without limitation, Proofs of Claim numbered 339 through 373 and 375 filed by the Indenture Trustee, are hereby deemed conformed to and limited by the foregoing treatment; and such Bondholder Unsecured Claims as so conformed and limited are hereby deemed Allowed for all purposes of the Plan and the Chapter 11 Case in the aggregate amount of $215.7 million.

         (g)      Class 10: California Tort Claims

                  In the event that Class 10 Acceptance is obtained, in full satisfaction, settlement, release, and discharge of and in exchange for the California Tort Claims, the automatic stay imposed by Section 362(a) of the Bankruptcy Code shall be lifted to the extent necessary to enable the holders of California Tort Claims to prosecute such Claims before an appropriate judicial forum in California in accordance with applicable non-bankruptcy law and, if a final award in favor of such holders is made by final judgment or settlement agreement, to pursue the Cash proceeds that may thereafter be recoverable by such holders from any applicable liability insurance policy or policies under which the Debtor General Chemical Corporation is an insured party in an amount up to the judgment or settlement amount, as limited by the terms of any applicable policy and applicable insurance, including the amount and type of coverage, if any, available under such policy or policies. Debtor General Chemical shall cooperate fully with its insurers in the defense of the litigation in accordance with its obligations under applicable insurance policies. Nothing herein shall be deemed to give any holder of a California Tort Claim any right of direct action against any insurer, and no provision hereof shall be deemed to constitute an assignment of any insurance policy or of an interest therein. Each holder of a California Tort Claim shall be deemed to have waived the right to seek any recovery from the Debtors on account of such holder's Claim, and no such holder shall receive any distribution of property on account of such holder's Claim under the Plan. All California Tort Claims shall be discharged as against the Debtors as of the Effective Date.

                  In the event that Class 10 Acceptance is not obtained, the Debtors shall file an objection to the California Tort Claims and shall thereafter seek to have such Claims liquidated as determined by the United States District Court for the District of Delaware (or such other district court as determined in accordance with Section 157(b)(5) of Title 28 of the United States Code). During the pendency of such objection, the automatic stay imposed by Section 362(a) of the Bankruptcy Code shall remain in effect as to California Tort Claims (unless lifted by order of the Bankruptcy Court). If and to the extent such Claims are Allowed, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed California Tort Claims, the holders of such Allowed California Tort Claims shall receive on the Distribution Date a distribution of New GenTek Common Stock and New GenTek Warrants that provides the holders of Allowed California Tort Claims with the same number of shares of New GenTek Common Stock and New GenTek Warrants per dollar of any uninsured portion of their Allowed Claims as was received by those holders of Allowed Claims in Classes 7 and 8 who received distributions pursuant to the Equity Option. Nothing contained herein shall be deemed to limit any rights of holders of Allowed California Tort Claims to pursue any applicable insurance coverage. Additionally, in the event that Class 10 Acceptance is not obtained, holders of Allowed California Tort Claims shall also be entitled to receive, from time to time as determined by the Litigation Trust Committee, their Pro Rata share based on any uninsured portion of their Allowed Claim, along with holders of Allowed Trade Vendor Claims, holders of Allowed General Unsecured Claims, and holders of Allowed Pennsylvania Tort Claims if Class 11 Acceptance is not obtained, of 25% of any of the Preference Claim Litigation Trust Proceeds available on the dates that such proceeds are distributed by the Litigation Trust Committee. Notwithstanding the foregoing, any component of a California Tort Claim that falls within the definition of Non-Compensatory Damage Claims shall be treated as Non-Compensatory Damage Claims, and, thus, shall receive no distribution of any kind from the Debtors or their Estates.

         (h)      Class 11: Pennsylvania Tort Claims

                  In the event that Class 11 Acceptance is obtained, the Pennsylvania Tort Claim Representative, on behalf of all holders of Allowed Pennsylvania Tort Claims, in full satisfaction, settlement, release, and discharge of and in exchange for each Pennsylvania Tort Claim, in the aggregate shall receive (i) $120,000 in Cash from the Debtors; (ii) the Pennsylvania Tort Claim Note; and (iii) a Cash payment in the amount of $1.3 million solely from the Debtors' insurer. The foregoing distribution to the Pennsylvania Tort Claim Representative shall be allocated among the holders of Pennsylvania Tort Claims as determined by the terms of the Pennsylvania Class Settlement Approval. The automatic stay imposed by Section 362(a) of the Bankruptcy Code shall be lifted to the extent necessary to permit the Pennsylvania Class Settlement Approval. Notwithstanding the fact that Class 11 Acceptance is obtained, any holder of an Allowed Pennsylvania Tort Claim who validly exercises such holder's Class Opt Out Rights shall, individually, receive the treatment that would have been afforded to such holder if Class 11 Acceptance had not been obtained. In the event that Class 11 Acceptance is obtained but the Debtors and the Pennsylvania Tort Claim Representative subsequently agree, or the Bankruptcy Court subsequently determines on motion of either the Debtors or the Pennsylvania Tort Claim Representative, that the settlement proposed herein cannot be consummated, (i) such settlement proposal shall be deemed null and void and the holders of Pennsylvania Tort Claims shall receive the treatment (as described below) that would have been afforded to such holders if Class 11 Acceptance had not been obtained; and (ii) the releases set forth in Section 12.9(b) of the Plan shall be deemed null and void as to the holders of Pennsylvania Tort Claims.

                  In the event that Class 11 Acceptance is not obtained, the Debtors shall file an objection to the Pennsylvania Tort Claims and shall thereafter seek to have such Claims liquidated as determined by the United States District Court for the District of Delaware (or such other district court as determined in accordance with Section 157(b)(5) of Title 28 of the United States Code). During the pendency of such objection, the automatic stay imposed by Section 362(a) of the Bankruptcy Code shall remain in effect as to Pennsylvania Tort Claims (unless lifted by order of the Bankruptcy Court). If and to the extent such Claims are Allowed, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Pennsylvania Tort Claims, the holders of such Allowed Pennsylvania Tort Claims shall receive on the Distribution Date a distribution of New GenTek Common Stock and New GenTek Warrants that provides the holders of Allowed Pennsylvania Tort Claims with the same number of shares of New GenTek Common Stock and New GenTek Warrants per dollar of any uninsured portion of their Allowed Claims as was received by those holders of Allowed Claims in Classes 7 and 8 who received distributions pursuant to the Equity Option. Nothing contained herein shall be deemed to limit any rights of holders of Allowed Pennsylvania Tort Claims to pursue any applicable insurance coverage. Additionally, in the event that Class 11 Acceptance is not obtained, holders of Allowed Pennsylvania Tort Claims shall also be entitled to receive, from time to time as determined by the Litigation Trust Committee, their Pro Rata share based on any uninsured portion of their Allowed Claim, along with holders of Allowed Trade Vendor Claims, holders of Allowed General Unsecured Claims, and holders of Allowed California Tort Claims if Class 10 Acceptance is not obtained, of 25% of any of the Preference Claim Litigation Trust Proceeds available on the dates that such proceeds are distributed by the Litigation Trust Committee. Notwithstanding the foregoing, any component of the Allowed Pennsylvania Tort Claims that falls within the definition of Non-Compensatory Damage Claims shall be treated as Non-Compensatory Damage Claims, and, thus, shall receive no distribution of any kind from the Debtors or their Estates.

         (i)      Class 12: Intercompany Claims

                  Subject to the Restructuring Transactions as set forth in
Section 6.3(d) of the Plan, no holders of an Intercompany Claim shall receive or retain any property under the Plan on account of such Claim and all Intercompany Claims shall be discharged as of the Effective Date.

         (j)      Class 13: Subordinated Claims

                  The holders of Subordinated Claims shall not receive or retain any property of the Debtors under the Plan on account of such Claims. All Subordinated Claims shall be discharged as of the Effective Date.

         (k)      Class 14: Non-Compensatory Damages Claims

                  The holders of Non-Compensatory Damages Claims shall not receive or retain any property under the Plan on account of such Claims. All Non-Compensatory Damages Claims shall be discharged as of the Effective Date.

4.4      Impaired Classes of Interests

         (a)      Class 15: Subsidiary Interests

                  Subject to the Restructuring Transactions, as set forth in
Section 6.3(d) of the Plan, for the deemed benefit of the holders of the New Securities, General Chemical Corporation (as reorganized) shall retain its equity interests in Noma Company, subject to any applicable restrictions arising under the Exit Facility and the New Senior Term Notes Credit Agreement.

                  The equity interests in all of the other Subsidiary Debtors shall be cancelled. In order to preserve GenTek's corporate structure subject to the Restructuring Transactions, as set forth in Section 6.3(d) of the Plan, and for the deemed benefit of the holders of the New Securities, subject to any applicable restrictions arising under the Exit Facility and the New Senior Term Notes Credit Agreement, each such Subsidiary Debtor (other than Noma Company) shall issue new common stock which shall, be held by its former majority stockholder or any successor thereto under the Restructuring Transactions.

         (b)      Class 16: Gentek Interests

                  All GenTek Interests of any kind, including without limitation, the Old GenTek Common Stock, the Old GenTek Stock Options or any warrants or other agreements to acquire the same (whether or not arising under or in connection with any employment agreement), shall be cancelled as of the Effective Date and the holders thereof shall not receive or retain any property under the Plan on account of such Interests.

4.5      Reservation of Rights Regarding Claims

         Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

                                  ARTICLE V

                      ACCEPTANCE OR REJECTION OF THE PLAN

5.1      Impaired Classes of Claims and Interests Entitled to Vote

         Holders of Claims and Interests in each Impaired Class of Claims or Interests are entitled to vote as a Class to accept or reject the Plan, other than Classes that are deemed to reject the Plan as provided in Section 5.4 of the Plan. Accordingly, the votes of holders of Claims in Classes 4, 5, 6, 7, 8, 9, 10, and 11 shall be solicited with respect to the Plan.

5.2      Acceptance by an Impaired Class

         In accordance with Section 1126(c) of the Bankruptcy Code, and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

5.3      Presumed Acceptances by Unimpaired Classes

         Classes 1, 2, and 3 are Unimpaired under the Plan. Under Section 1126(f) of the Bankruptcy Code, holders of such Unimpaired Claims are conclusively presumed to have accepted the Plan, and the votes of such Unimpaired Claim holders shall not be solicited.

5.4      Classes Deemed to Reject Plan

         Holders of Claims and Interests in Classes 12, 13, 14, 15, and 16 are not entitled to receive or retain any property under the Plan. Under Section 1126(g) of the Bankruptcy Code, such holders are deemed to have rejected the Plan, and the votes of such holders shall not be solicited.

5.5      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

         To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors shall request Confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement, or any Exhibit, including to amend or modify it to satisfy the requirements of Section 1129(b) of the Bankruptcy Code, if necessary.

                                  ARTICLE VI

                     MEANS FOR IMPLEMENTATION OF THE PLAN

6.1      Continued Corporate Existence

         Subject to the Restructuring Transactions described in Section 6.3 of the Plan, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable laws in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation, memorandum of association, articles of association, and by-laws, as applicable, in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation, memorandum of association, articles of association, and by-laws are amended pursuant to the Plan.

6.2      Certificates of Incorporation and By-laws

         The certificate or articles of incorporation and by-laws of each Debtor, as applicable, shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Certificate of Incorporation and By-laws of Reorganized GenTek shall be in substantially the forms of such documents included in the Plan Supplement.

6.3      Restructuring Transactions

         (a)      Performance Products Restructuring Transactions

                  On or as soon as reasonably practicable after the Effective Date, certain aspects of the Debtors' performance products business shall be restructured as set forth herein. General Chemical Corporation shall be renamed GenTek Holding Corporation. GenTek Holding Corporation shall form, as a direct subsidiary, a new entity that will be either a Delaware corporation or a Delaware limited liability company ("General Chemical Performance Products"). GenTek Holding Corporation shall contribute substantially all of its performance products assets (other than inventory sold or accounts liquidated prior to the Effective Date), including, without limitation, contracts, leases, licenses, and permits, in appropriate transactions to the applicable performance products manufacturing subsidiaries (including newly-formed subsidiaries) and/or to General Chemical Performance Products as contributions to the capital of the applicable entities. GenTek Holding Corporation shall then contribute to General Chemical Performance Products, as a contribution to the capital of General Chemical Performance Products, all of its equity interests in the seven performance products operating subsidiaries.

                  The seven operating subsidiaries of General Chemical Performance Products shall be comprised of: (i) Fini Enterprises Inc., an existing Texas corporation, which shall continue to own three ferric sulfate plants; (ii) a primary operating entity, which shall be either a new Delaware corporation or a new Delaware limited liability company ("General Chemical Manufacturing"), and which shall own the facilities at Newark, New Jersey; Augusta, Georgia; Anacortes, Washington; Syracuse, New York; Marcus Hook, Pennsylvania; North Claymont, Delaware; El Segundo, California; Front Royal, Virginia; Curtis Bay, Maryland; the domestic aluminum sulfate plants; and any discontinued operations not otherwise abandoned; (iii) a performance products West Coast operations entity, which shall be either a new Delaware corporation or a new Delaware limited liability company ("General Chemical West Inc."), and which shall own the facilities at Richmond, California, Pittsburg, California, and Hollister, California; (iv) Reheis, Inc. ("Reheis"), an existing Delaware corporation, which owns facilities in Berkeley Heights, New Jersey and Midlothian, Texas, and sells personal care products and which shall continue to be the direct parent of Reheis Holdings, Inc., an existing Delaware corporation; (v) Waterside Urban Renewal Corp., an existing New Jersey corporation; (vi) General Chemical Performance Products, Ltd., an existing Ontario company, which owns the Canadian aluminum sulfate plants and handles all Canadian business of the performance products group; and (vii) Esseco General Chemical LLC, an existing Delaware limited liability company (of which General Chemical Performance Products shall hold a 49% ownership interest).

                  On or as soon as reasonably practicable after the Effective Date, Reheis International Inc., Reheis Overseas, and Reheis Commercial shall be dissolved. In addition, HN Investment Holdings, Inc. shall either be dissolved or merged with another performance products business entity.

                  Certain of the performance products manufacturing subsidiaries shall sell their manufactured products to General Chemical Performance Products. General Chemical Performance Products shall, in turn, sell such products to end customers.

                  Reheis shall enter into a management services agreement with General Chemical Manufacturing, under which Reheis shall manage certain operations at the Delaware Valley North facility. General Chemical Performance Products shall provide operating employees to certain of the manufacturing entities. Additionally, General Chemical Performance Products shall enter into a master service agreement with each of the operating subsidiaries, under which General Chemical Performance Products shall provide the corporate services necessary to the operation of the performance products businesses of each subsidiary.

         (b)      Noma Group Restructuring Transactions

                  On or as soon as reasonably practicable after the Effective Date, certain aspects of the Debtor's Noma businesses shall be restructured as set forth herein. GenTek Holding Corporation (currently named General Chemical Corporation) shall transfer assets, in appropriate transactions, to the applicable Noma subsidiaries as contributions to the capital of the applicable entities. GenTek Holding Corporation shall form, as a direct subsidiary, a new Delaware corporation ("Noma Delaware Inc.") and shall contribute, as a contribution to the capital of Noma Delaware Inc., all of its equity interests in Noma Company, an existing Nova Scotia unlimited liability company. GenTek Holding Corporation shall then form, as a direct subsidiary, another new Delaware corporation ("Noma Holding Inc."). GenTek Holding Corporation shall transfer, as a contribution to the capital of Noma Holding Inc., all of its equity interests in the following entities: (i) PrettlNoma Holding GmbH, an existing German corporation ("GmbH"); (ii) Noma Delaware Inc.; and (iii) Noma Corporation, an existing Delaware corporation.

                  Noma Corporation shall act as a holding company for (i) Noma O.P., Inc., an existing Delaware corporation ("Noma OP"), and (ii) Noma Technologies LP ("Noma LP"), a newly-formed Massachusetts limited partnership. Electronic Interconnect Systems, Inc., an existing Massachusetts corporation and a current subsidiary of Noma Corporation ("EIS"), shall be merged with and into a newly-formed Massachusetts single member limited liability company of Noma Corporation ("EIS MergerCo"). EIS MergerCo shall then be merged with and into Noma LP. As a result of these mergers, EIS and EIS MergerCo shall cease to exist and Noma LP shall be the surviving operating entity. Noma Corporation shall own a 99% limited partnership interest in Noma LP and Noma Holding Inc. shall own a 1% general partnership interest in Noma LP. On the Effective Date, PCT Mexico Corporation, an existing Delaware corporation, shall merge into Noma OP. As a result of the merger, the existence of PCT Mexico Corporation shall cease. Thereafter, Noma OP shall house all discontinued Noma businesses.

                  Noma Company shall continue to own and operate facilities at Concord, Ontario, Scarborough, Ontario, Tillsonburg, Ontario, and Stouffville, Ontario. Noma Company shall continue to own a 99.985% equity interest in Sistemas y Conexiones Integradas S.A. de C.V., a Mexican corporation, which shall, in turn, continue to operate all of its existing facilities.

                  Caribou Industrial Limited, a British Virgin Islands limited company with no assets, shall be dissolved or Noma Company's 50% interest transferred to such entity's other 50% owner.

         (c)      Toledo, Defiance, DTE and Balcrank Restructuring Transactions

                  On or as soon as reasonably practicable after the Effective Date, certain aspects of the Debtors' manufacturing businesses (other than the Noma businesses) shall be restructured as set forth herein. GenTek Holding Corporation (currently named General Chemical Corporation) shall contribute substantially all of its manufacturing assets (other than inventory sold or accounts liquidated prior to the Effective Date, and not including manufacturing assets of the Noma businesses), including, without limitation, contracts, leases, licenses, and permits, in appropriate transactions to the applicable manufacturing subsidiaries as contributions to the capital of the applicable entities. GenTek Holding Corporation shall form, as a direct subsidiary, a new Delaware corporation ("GenTek Technologies Marketing Inc.") and will contribute, as a contribution to the capital of GenTek Technologies Marketing Inc., all of its equity interests in (i) Balcrank Products, Inc., an existing Delaware corporation, (ii) Toledo Technologies, Inc., an existing Delaware corporation, and (iii) Defiance, Inc., an existing Delaware corporation.

                  The remaining corporate structure of the Debtors' manufacturing businesses shall remain unaltered. GenTek Technologies Marketing Inc. shall be authorized and enabled to market the combined product/service offerings of its direct and indirect subsidiaries.

         (d)      Intercompany Claim Transactions

                  On the Effective Date, for tax planning purposes, all Intercompany Claims between Debtors, other than those specified in subsections
(i) through (vii) below, shall be capitalized or preserved either directly or indirectly. (In those cases where the debtor entity is not a direct or indirect subsidiary of the creditor entity, it will be necessary to effectuate a dividend or series of dividends to transfer the debt to the appropriate entity for capitalization.)

                  The following Intercompany Claims shall be fully or partially preserved for tax planning purposes, as set forth below: (i) four receivables totaling $6,873,556.23 (the "EIS Receivable") owed by Noma Company to the following Electronic Interconnect Systems, Inc. ("EIS") facilities shall be preserved in full: EIS-Mineral Wells ($3,320,556.00), EIS Noma Imuris ($66,533.37), EIS-Noma Juarez ($3,486,005.80), and EIS-Noma Nogales ($461.06);
(ii) two receivables totaling $756,800.65 (in the amounts of $164,537.85 and $592,262.80, respectively) owed to Noma Company by EIS shall be offset against the EIS Receivable; (iii) $428,745.00 owed by Noma Company to Noma Corporation shall be preserved; (iv) $284,980.00 owed by Noma Company to Noma O.P. shall be preserved; (v) $45,022,655.71 owed by Krone, Inc. to General Chemical Corporation shall be preserved; (vi) Reheis Ireland (a non-Debtor) shall offset $1,621,000 of pre-petition debt owed by Reheis, Inc. against $4,635,000 of pre-petition debt Reheis Ireland owes to General Chemical Corporation as of May 31, 2003; and (vii) $250,000,000.00 owed by General Chemical Corporation to GenTek Inc. will be preserved.

                  The aggregate amount of Intercompany Claims to be capitalized or preserved is $825,800,000.

         (e)      Post-Effective Date Restructuring Transactions

                  On or as of the Effective Date, each of the Reorganized Debtors and their nondebtor subsidiaries and affiliates, in accordance with applicable state law, may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated; provided, however, that such restructurings are not otherwise inconsistent with the Plan, the distributions to be made under the Plan, the New Senior Term Notes Credit Agreement, or the Exit Facility. Such restructurings may include such mergers, consolidations, restructurings, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate.

         (f)      Transfer of Assets Pursuant to Restructuring Transactions

                  In order to effectuate the Restructuring Transactions, each of the Debtors shall on the Effective Date, be authorized to transfer any of the Debtors' assets (including, without limitation, licenses, permits, bank accounts, or lock boxes; and further including, without limitation, executory contracts and unexpired leases as provided for in Section 7.1(c)) to any of the existing entities or newly formed entities described in Sections 6.3(a),
(b), or (c) of this Plan. Any transfer of such assets shall be deemed to occur as of the Effective Date, notwithstanding any anti-assignment or other contractual provisions that would otherwise prohibit the transfer of such assets to such entities. Additionally, in order to effectuate the Restructuring Transactions, those entities that are receiving new equity interests in subsidiary entities pursuant to the Restructuring Transactions or the Plan, shall on the Effective Date, as consideration for the receipt of such equity interests, transfer to each applicable subsidiary Cash in an amount not to exceed $1,000.

6.4      Acquisition of Noma Company Claims

         On the Effective Date, GenTek shall issue New Securities, as described in Section 4.3(b) of the Plan, to the Tranche B Lenders in exchange for the Tranche B Lender Secured Claims. The Tranche B Lenders shall transfer all of their rights and interests in the Tranche B Lender Secured Claims to GenTek and shall waive and release any other Claim that they would otherwise have against Noma Company. All Liens securing the Tranche B Lender Secured Claims shall terminate on the Effective Date immediately after the exchange.

         GenTek shall also issue New Securities and Cash, as applicable, and as described in Sections 4.3(d) and 4.3(e), to other holders of General Unsecured Claims and Trade Vendor Claims against Noma Company in exchange for such Claims. Holders of General Unsecured Claims and Trade Vendor Claims against Noma Company shall be deemed to have transferred all of their rights and interests in the General Unsecured Claims and Trade Vendor Claims against Noma Company to GenTek for an amount equal to the value of distributions made to such holders under Sections 4.3(d) and 4.3(e), and shall be deemed to have waived and released any other Claim that they would otherwise have against Noma Company.

         The Claims against Noma Company acquired by GenTek shall be held by Reorganized GenTek as unsecured intercompany claims against Reorganized Noma Company and shall be subordinated to all other indebtedness and liabilities of Reorganized Noma Company.

6.5      Funding

         On the Effective Date, the Exit Facility, together with new promissory notes and guarantees evidencing obligations of Reorganized GenTek and its Reorganized Subsidiaries thereunder, and all other documents, instruments, and agreements to be entered into, delivered, or confirmed thereunder on the Effective Date, shall become effective. The new promissory notes issued pursuant to the Exit Facility and all obligations under the Exit Facility and related documents shall be repaid as set forth in the Exit Facility and related documents.

6.6      Cancellation of Old Securities and Agreements

         On the Effective Date, except as otherwise provided for herein, (a) the Old Securities and any other note, bond, or indenture evidencing or creating any indebtedness or obligation of any Debtor shall be cancelled, and
(b) the obligations of the Debtors under any agreements, indentures, or certificates of designations governing the Old Securities and any other note, bond, or indenture evidencing or creating any indebtedness or obligation of any Debtor shall be discharged; provided, however, that the GenTek 11% Notes and the Indenture shall continue in effect solely for the purposes of (i) allowing holders of the GenTek 11% Notes to receive their distributions hereunder, (ii) allowing the Indenture Trustee to make distributions on account of the GenTek 11% Notes, and (iii) preserving the rights of the Indenture Trustee and liens with respect to the Indenture Trustee Expenses.

6.7      Authorization and Issuance of New Securities

            (a) On the Effective Date, Reorganized GenTek shall authorize (for issuance and distribution in accordance with the terms of the Plan) the New Senior Term Notes in an aggregate principal amount equal to $250 million, which New Senior Term Notes shall have the principal terms and conditions summarized on Exhibit B to the Plan.

            (b) Reorganized GenTek shall (i) authorize on the Effective Date 100 million shares of New GenTek Common Stock; (ii) issue on the applicable Distribution Dates up to an aggregate of 10 million shares of New GenTek Common Stock representing 100% of the outstanding shares of New GenTek Common Stock as of such date, and such additional shares required if Class 10 Acceptance is not obtained and/or if Class 11 Acceptance is not obtained;
(iii) reserve for issuance in accordance with the terms of the Plan a number of shares of New GenTek Common Stock necessary (excluding shares that may be issuable as a result of the antidilution provisions thereof) to satisfy the required distributions of (x) the New GenTek Warrants, (y) the options granted under the New GenTek Management and Directors Incentive Plan (excluding shares that may be issuable as a result of the antidilution provisions thereof), and
(z) the shares issuable to the holders of California Tort Claims if Class 10 Acceptance is not obtained and/or the holders of Pennsylvania Tort Claims if Class 11 Acceptance is not obtained; and (iv) issue and then contribute to the Common Stock Reserve in accordance with the terms of the Plan a number of shares of New GenTek Common Stock necessary to satisfy Disputed Claims. The certificate of incorporation of Reorganized GenTek shall also provide for 10 million shares of preferred stock, par value $.01 per share, which shall have such terms as are set forth or determined as provided in the certificate of incorporation, which preferred stock is being authorized pursuant to the Plan and shall have the same status of authorized and unissued shares.

            (c) The New GenTek Common Stock issued under the Plan shall be subject to dilution based upon (i) the issuance of New GenTek Common Stock issued pursuant to the New GenTek Management and Directors Incentive Plan as set forth in Section 6.8 of the Plan, (ii) the exercise of New GenTek Warrants, (iii) and any other shares of New GenTek Common Stock issued post-emergence, including any shares issued to the holders of California Tort Claims if Class 10 Acceptance is not obtained and/or the holders of Pennsylvania Tort Claims if Class 11 Acceptance is not obtained.

            (d) On the Effective Date, Reorganized GenTek shall authorize the issuance of the New GenTek Warrants in three separate tranches: New Tranche A Warrants, New Tranche B Warrants, and New Tranche C Warrants.

            (e) The New Securities to be issued and distributed pursuant to distributions under the Plan to Classes 4, 5, 7, 8, 9, 10 (if Class 10 Acceptance is not obtained), and 11 (if Class 11 Acceptance is not obtained) shall be issued in exchange for or principally in exchange for Allowed Claims in such Classes and shall be exempt from registration under applicable securities laws pursuant to Section 1145 of the Bankruptcy Code.

            (f) With respect to the New GenTek Common Stock, Reorganized GenTek shall: (i) provide demand registration rights for the New GenTek Common Stock to any Person who holds or has investment control as of the Effective Date of ten percent (10%) or more of the New GenTek Common Stock pursuant to the terms and conditions of a registration rights agreement, (ii) use its best efforts to effect a shelf registration for the New GenTek Common Stock within ninety (90) (but in no event more than 180) days following the Effective Date and keep that shelf registration effective for two (2) years; and (iii) use its best efforts to cause the New GenTek Common Stock to be listed on a national securities exchange.

6.8      Equity Incentive Plan

         On the Effective Date, Reorganized GenTek shall be authorized and directed to establish and implement the New GenTek Management and Directors Incentive Plan, substantially in the form included in the Plan Supplement. On or about the 3-month anniversary of the Effective Date, such members of management, employees, and directors of Reorganized GenTek and the other Reorganized Debtors as are designated by the Board of Directors of Reorganized GenTek as recipients of awards under the New GenTek Management and Directors Incentive Plan shall be issued stock and/or stock options in an aggregate amount of no greater than ten percent (10%) of the total amount of New GenTek Common Stock issued on the Effective Date. The issuance to such recipients shall be in accordance with the terms of such designations, subject to such terms as are more specifically described in the New GenTek Management and Directors Incentive Plan. The New GenTek Management and Directors Incentive Plan may be amended or modified from time to time by the Board of Directors of Reorganized GenTek in accordance with its terms and any such amendment or modification shall not require an amendment of the Plan. No members of management, employees, and directors of Reorganized GenTek and the other Reorganized Debtors who are entitled to receive awards pursuant to the New GenTek Management and Directors Incentive Plan shall be obligated to participate in such plan.

6.9      Directors of Reorganized Debtors

            (a) The initial Board of Directors of Reorganized GenTek shall be comprised of eight (8) directors, consisting of (i) five (5) directors designated by the steering committee of the Existing Lenders; (ii) the current Chief Executive Officer of GenTek; and (iii) two (2) directors designated by the Existing Lender Agent, which two directors are Persons or representatives of Persons who own or have investment control over a substantial amount of the Existing Lender Claims. The designation of directors pursuant to clauses (i) and (iii) of this subsection shall be made at least five (5) days prior to the Confirmation Hearing and shall be announced in a filing made with the Bankruptcy Court no later than five (5) days prior to the Confirmation Hearing. Such designations shall be final and binding for all purposes.

            (b) No later than 120 days following the Tranche A Exercise Date, the Board of Directors shall expand the Board to create two vacancies for newly created seats and shall elect to such two vacancies: one (1) director designated by the Creditors Committee Designee that is reasonably acceptable to the other directors then serving on the Board of Directors of Reorganized GenTek and one (1) director designated by the Board of Directors of Reorganized GenTek. Nothing contained herein shall require Reorganized GenTek to prepare or clear with the Securities and Exchange Commission any proxy materials.

            (c) Subject to the Restructuring Transactions, the existing directors of the Subsidiary Debtors shall continue to serve in their same respective capacities after the Effective Date for the Reorganized Subsidiary Debtors, until replaced or removed in accordance with the certificates of incorporation and by-laws of such entities; provided, however, that any such director who is not as of the Effective Date a member of Reorganized GenTek's Board of Directors or a full-time employee of any of the Reorganized Debtors shall be deemed to have resigned as of the Effective Date.

6.10     Officers of Reorganized Debtors

            (a) The existing senior officers of GenTek shall serve initially in the same capacities after the Effective Date for Reorganized GenTek until replaced or removed in accordance with the Certificate of Incorporation of Reorganized GenTek and By-laws of Reorganized GenTek; provided, however, that any such senior officer who is not as of the Effective Date a member of the Reorganized GenTek's Board of Directors or a full-time employee of any of the Reorganized Debtors shall be deemed to have resigned as of the Effective Date.

            (b) Subject to the Restructuring Transactions, the existing senior officers of the Subsidiary Debtors shall continue to serve in their same respective capacities after the Effective Date for the Reorganized Subsidiary Debtors, until replaced or removed in accordance with the certificates of incorporation and by-laws of such entities; provided, however, that any such senior officer who is not as of the Effective Date a member of Reorganized GenTek's Board of Directors or a full-time employee of any of the Reorganized Debtors shall be deemed to have resigned as of the Effective Date.

6.11     Revesting of Assets; Releases of Liens; Effective Date Restructurings

         Subject to the Restructuring Transactions, and except as otherwise provided herein, the property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan shall revest in the applicable Debtor on the Effective Date. Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Court, the Canadian Proceedings, and the Canadian Court. As of the Effective Date, all such property of each Reorganized Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order.

           Debtor General Chemical Corporation shall transfer and convey ownership of the Abandoned Properties to Waterside Urban Renewal Corporation, by delivering and recording deeds. Neither the Debtors nor the Reorganized Debtors, except Waterside Urban Renewal Corporation, shall have any interest in or any liability for any of the Abandoned Properties.

6.12     Indemnification of Debtors' Directors, Officers, and Employees

            (a) Upon the Effective Date, the certificate of incorporation, memorandum of association, articles of association and by-laws, as applicable, of Reorganized GenTek and each Reorganized Subsidiary Debtor shall contain provisions which (i) eliminate the personal liability of the Debtors' former, present, and future directors and officers for monetary damages resulting from breaches of their fiduciary duties (other than for willful misconduct or gross negligence) and (ii) require such Reorganized Debtor, subject to appropriate procedures, to indemnify those of the Debtors' directors, officers, and other key employees (as identified by the Chief Executive Officer of the Reorganized Debtors) serving immediately prior to, on, or after the Effective Date for all claims and actions (other than for willful misconduct or gross negligence), including, without limitation, for pre-Effective Date acts and occurrences.

            (b) On or as of the Effective Date, the Reorganized Debtor shall enter into separate written agreements providing for the indemnification of each Person who is a director, officer, or member of management of such Reorganized Debtor as of the Effective Date on terms that are in all material respects substantially similar to the terms provided pursuant to any and all written agreements the Reorganized Debtors may enter into with any Person designated as a director of the Board of Directors of any of the Reorganized Debtors.

6.13     Preservation of Rights of Action

         Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, on the Effective Date, each Debtor or Reorganized Debtor shall retain all of their respective Litigation Rights that such Debtor or Reorganized Debtor may hold against any Person (other than as to the Preference Rights as set forth in Section 6.14 of the Plan). Other than the pursuit of Preference Rights as set forth in Section 6.14 of the Plan, each Debtor or Reorganized Debtor shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all such Litigation Rights. Each Debtor or Reorganized Debtor or their respective successor(s) may pursue such retained Litigation Rights as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights in accordance with applicable law and consistent with the terms of the Plan.

6.14     Pursuit of Preference Rights

            (a) On the Effective Date, the Preference Claim Litigation Trust shall be formed and shall be appointed as the representative of the Estates under Section 1123(b) of the Bankruptcy Code for the purpose of pursuing the Preference Rights, which shall be transferred and assigned by the Debtors to the Preference Claim Litigation Trust, as of the Effective Date. The beneficiaries of the Preference Claim Litigation Trust shall be holders of Allowed Claims in Classes 4, 7, 8, 9, 10 (if Class 10 Acceptance is not obtained), and 11 (if Class 11 Acceptance is not obtained). The Reorganized Debtors shall not receive any distributions from the Preference Claim Litigation Trust (other than reimbursement of expense advances as provided for hereinbelow).

            (b) The Preference Claim Litigation Trust shall be governed by the Litigation Trust Committee pursuant to the terms of the Preference Claim Litigation Trust Agreement. Subject to subsection (c), the Preference Claim Litigation Trust, through the Litigation Trust Committee, shall be authorized, and shall have the power, to prosecute, settle or waive, in its sole discretion, the Preference Rights, without further order of the Bankruptcy Court.

            (c) The Litigation Trust Committee shall not prosecute or otherwise pursue, formally or informally, the Preference Rights against particular creditors if such prosecution or pursuit would directly or indirectly harm the businesses or the value of any of the Reorganized Debtors. Consideration of such harm by the members of the Litigation Trust Committee shall not constitute a violation by such members of any fiduciary or other duty owed to the beneficiaries of the Preference Claim Litigation Trust. Prior to any such prosecution or pursuit, the Litigation Trust Committee shall give the Reorganized Debtors written notice identifying the creditors against which the Preference Claim Litigation Trust intends to prosecute or otherwise pursue the Preference Rights, and the Reorganized Debtors shall be provided a reasonable opportunity and timeframe in which to object and to be heard as to why such prosecution or pursuit against particular creditors should not occur. In the event of any such objection by the Reorganized Debtors, the Preference Claim Litigation Trust shall authorize the prosecution or pursuit against the creditors at issue only by a majority vote of the Litigation Trust Committee.

            (d) The Preference Claim Litigation Trust may retain such counsel, accountants, and other Persons as the Litigation Trust Committee deems necessary, including to distribute the Preference Claim Litigation Trust Proceeds to holders of Claims entitled thereto, provided that the payment of such counsel, accountants, and other Persons shall be the sole obligation of the Preference Claim Litigation Trust and shall be a charge upon the Preference Claim Litigation Trust Proceeds; provided, however, that the Reorganized Debtors shall contribute Cash in the amount of $100,000 to fund the initial activities of the Preference Claim Litigation Trust (which Cash will be returned to the Reorganized Debtors within five (5) days after the date upon which the Preference Claim Litigation Trust recovers Cash in the aggregate amount of $200,000). To the extent that the Reorganized Debtors incur reasonable costs and expenses in supporting the Preference Claim Litigation Trust (if such support is required by the Litigation Trust Agreement), the Preference Claim Litigation Trust shall be required to reimburse the Debtors for such reasonable costs and expenses upon invoicing.

            (e) Within five (5) business days after the date upon which a Person becomes obligated to deliver funds to the Preference Claim Litigation Trust (as the result of a completed prosecution by or settlement with the Litigation Trust Committee), such Person shall deliver to the Preference Claim Litigation Trust such designated amount, less the Preference Rights Credit, unless waived as a result of a settlement. Upon such delivery, all Claims that the holder of such Preference Transferee Claim holds against the Debtors shall be discharged.

            (f) The Preference Claim Litigation Trust Proceeds shall be distributed in accordance with the provisions of Sections 4.3(a), 4.3(d), 4.3(e), 4.3(f), 4.3(g) and 4.3(h) of the Plan; provided, however, that no distributions (other than the final distribution) shall be made to Persons who would receive a payment of less than $10.

            (g) The members of the Litigation Trust Committee who are New Board Designees shall be allowed to participate in all activities of the Litigation Trust Committee and shall not be required to exclude themselves from any vote or discussion of the Litigation Trust Committee, notwithstanding the existence or allegation of any conflict(s) of interest arising from (i) their service on the board of directors of Reorganized GenTek or (ii) other duties they may owe to Reorganized GenTek.

            (h) No member of the Litigation Trust Committee shall have any liability on account of actions taken by such committee so long as he or she has acted in good faith, had no personal interest in the matter and had fully informed himself or herself as to the matters to be decided.

6.15     Effectuating Documents; Further Transactions

         The chief executive officer, the president, the chief financial officer, the general counsel or any other appropriate officer of GenTek, or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of GenTek, or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

6.16     Exemption From Certain Transfer Taxes

         Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person pursuant to the Plan in the United States, including any Liens granted by the Debtors to secure the Exit Facility and the New Senior Term Notes or to effectuate the Restructuring Transactions, shall not be taxed under any law imposing a stamp tax or other similar tax. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement distributions under the Plan, including the documents contained in the Plan Supplement.

6.17     Corporate Action

         On the Effective Date, the adoption and filing of the Certificate of Incorporation of Reorganized GenTek and the By-laws of Reorganized GenTek, the appointment of directors and officers Reorganized GenTek, the adoption of the New GenTek Management and Directors Incentive Plan, and all actions contemplated hereby shall be authorized and approved in all respects pursuant to this Plan. All matters provided for herein involving the corporate structure of the Debtors or Reorganized Debtors, and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the board of directors of the Reorganized Debtors are authorized and directed to issue execute and deliver the agreements, documents, securities, and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors without the need for any required approvals, authorizations or consents except for express consents required under this Plan. Without limiting the foregoing, the New GenTek Management and Directors Incentive Plan shall be deemed to have been unanimously approved by the stockholders of GenTek pursuant to Section 303 of the Delaware General Corporation Law.

6.18     Environmental Obligations

          The Reorganized Debtors shall be subject to a variety of requirements and obligations under federal and state environmental laws and shall comply with these requirements after the Effective Date.

                                 ARTICLE VII

                       TREATMENT OF EXECUTORY CONTRACTS
                             AND UNEXPIRED LEASES

7.1      Assumed Contracts and Leases

            (a) Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is the subject of any pending motion, including to assume, to assume on modified terms, to reject or to make any other disposition filed by a Debtor on or before the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365(a) of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

            (b) Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

            (c) To the extent that any executory contract or unexpired lease to which one of the Debtors is a party is contributed to another entity pursuant to the Restructuring Transactions described in Section 6.3 of the Plan, such executory contract or unexpired lease shall be deemed assumed and assigned to such entity on the Effective Date, unless such contract or lease
(i) was previously rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is the subject of any pending motion to make any other contrary disposition on or before the Confirmation Date.

7.2      Payments Related to Assumption of Contracts and Leases

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided, however, that the Debtors shall be authorized to reject any executory contract or unexpired lease to the extent the Debtors, in the exercise of their sound business judgment, conclude that the amount of the Cure obligation as determined by such Final Order, renders assumption of such executory contract or unexpired lease unfavorable to the Debtors' estates.

7.3      Rejected Contracts and Leases

         The Debtors reserve the right, at any time prior to the Effective Date, except as otherwise specifically provided herein, to seek to reject any executory contract or unexpired lease to which any Debtor is a party and to file a motion requesting authorization for the rejection of any such executory contract or unexpired lease. Any executory contracts or unexpired leases that expire by their terms prior to the Effective Date are deemed to be rejected, unless previously assumed or otherwise disposed of by the Debtors.

7.4      Rejection Damages Bar Date

         If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors and counsel to the Creditors Committee, within thirty (30) days after entry of the order authorizing the rejection of such executory contract or unexpired lease, or in the case of Canadian Claims, within thirty (30) days after the date of rejection. The foregoing applies only to Claims arising from the rejection of an executory contract or unexpired lease; any other Claims held by a party to a rejected contract or lease shall have been evidenced by a proof of claim filed by earlier applicable bar dates or shall be barred and unenforceable.

7.5      Delaware Valley South Plant Contracts and Leases

            (a) If as of the Confirmation Date, the Debtors have a continuing need to maintain executory contracts or unexpired leases associated with the South Plant at its Delaware Valley facility in Claymont, Delaware, such contracts and unexpired leases shall remain in effect for the period of such continuing need, provided that the Debtors have filed a motion by the Confirmation Date providing for the assumption, assignment, rejection, or other disposition of the contracts or leases at the conclusion of the period of need.

            (b) The Order Under 11 U.S.C. ss.ss. 105(a), 363(b), (f) & (m),
and 365(a), (b) & (f) Approving: (A) Contract Assignment and Transition Services Agreement Between General Chemical Corporation and Rhodia Inc. and
(B) Procedure for Consensual Transfer of Certain Spent Sulfuric Acid Regeneration Contracts via Assumption and Assignment Pursuant to Such Agreement, dated April 17, 2003, is incorporated herein by reference. All rights, claims, interests, entitlements, and obligations of General Chemical Corporation and Rhodia Inc. (subject to the consent of the customers party to such contracts) under such order and under the Contract Assignment and Transition Services Agreement approved by such order shall continue in full force and effect.

            (c) The Order Under 11 U.S.C. ss.ss. 105(a), 363(b), (f) & (m),
and 365(a), (b) & (f) Approving: (A) Contract Assignment and Transition Services Agreement Between General Chemical Corporation and PVS Chemical Solutions, Inc. and (B) Procedure for Consensual Transfer of Certain Spent Sulfuric Acid Regeneration Contracts via Assumption and Assignment Pursuant to Such Agreement, dated April 17, 2003, is incorporated herein by reference. All rights, claims, interests, entitlements, and obligations of General Chemical Corporation and PVS Chemical Solutions, Inc. (subject to the consent of the customers party to such contracts) under such order and under the Contract Assignment and Transition Services Agreement approved by such order shall continue in full force and effect.

7.6      Compensation and Benefit Programs

            (a) Except to the extent (i) previously assumed or rejected by an order of the Bankruptcy Court on or before the Confirmation Date, or (ii) the subject of a pending motion to reject filed by a Debtor on or before the Confirmation Date, or (iii) previously terminated, or (iv) as provided in subsections (d) or (e) of this Section, all other employee compensation and benefit programs of the Debtors, including all pension and retirement plans (including, without limitation, each of the Debtors' supplemental executive retirement plans, health and welfare plans, and pension plans within the meaning of Title IV of the Employee Retirement Income Security Act of 1974, as amended) and all programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan. Nothing contained herein shall be deemed to modify the existing terms of such employee compensation and benefit programs, including, without limitation, the Debtors' and the Reorganized Debtors' rights of termination and amendment thereunder.

            (b) Subject to the rights of the Debtors and the Reorganized Debtors to terminate or amend as provided for in Section 7.6(a) of the Plan, the Debtors shall continue after the Effective Date all of their defined benefit pension plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), 29 U.S.C. ss.ss. 1301-1461. As part of the continuation of the defined benefit pension plans, subject to any such termination or amendment, the Reorganized Debtors shall meet the minimum funding standards under ERISA and the Internal Revenue Code, pay all insurance premiums owed to the Pension Benefit Guaranty Corporation (the "PBGC"), and administer and operate the defined benefit pension plans in accordance with their terms and ERISA. Nothing in this Plan is intended to release or discharge any statutory liability or obligation of the Debtors or the Reorganized Debtors with respect to the PBGC or the defined benefit pension plans. Neither the PBGC nor any of the defined benefit pension plans shall be enjoined or precluded from enforcing such liability as a result of the Plan.

            (c) The Order Under 11 U.S.C. ss.ss. 105(a) and 363(b)(1) Authorizing Implementation and Continuation of Key Employee Retention, Savings and Retirement Programs dated January 21, 2003 is incorporated herein by reference. All rights, claims, interests, entitlements, and obligations of the Debtors under such order and under the GenTek Inc. Key Employee Retention Plan approved by such order shall continue in full force and effect.

            (d) Employees who participate in any of the supplemental executive retirement plans maintained by the Debtors (each, a "SERP"), and who were employed on January 21, 2003 shall be entitled to (i) payment in respect of any account balances accrued under such SERP as of June 30, 2002 to the extent provided in the GenTek Inc. Key Employee Retention Plan and (ii) continue to participate in such SERP and accrue benefits thereunder in accordance with the terms and conditions of such applicable SERP. Nothing contained herein shall be deemed to modify the existing terms of any SERP, including, without limitation, the Debtors' and the Reorganized Debtors' rights of termination and amendment thereunder.

            (e) With respect to those employees who participated in a SERP, who were employed on January 21, 2003 and continue to be employed as of the Effective Date, and who have account balances under a SERP in excess of $215,000, such excess amount shall be treated as follows:

                  (i) all portions of such excess amount that is attributable to the savings component of a SERP (including employee contributions, employer matching contributions, and accrued interest) shall be deemed to vest ratably over a four-year period commencing on the Effective Date and shall be otherwise paid in accordance with the terms of such plans, provided, however, that no such payment shall be made prior to the second anniversary of the Effective Date; during the aforementioned four-year vesting period, the entire excess SERP balance shall accrue interest at the United States Treasury Bill rate; and notwithstanding the foregoing, during the aforementioned four-year vesting period, any non-vested portion of the SERP balance of any employee covered by this subsection shall vest immediately on the earlier of (x) the date upon which such employee's employment is terminated for any reason other than for "cause" or such employee terminates such employment for "good reason" as each such term is defined in the GenTek Inc. Key Employee Retention Plan,
(y) as to subject employees of the Debtors' communications' segment, the date upon which the Debtors' businesses or the Debtors' communications' segment is sold through a single transaction or series of related transactions, or (z) as to subject employees of GenTek's corporate management team, the date upon which the Debtors' businesses are sold through a single transaction or series of related transactions; and

                  (ii) all portions of such excess amount that is attributable to the pension component of a SERP shall be treated as a General Unsecured Claim.

                  Nothing contained herein shall be deemed to modify the existing terms of any SERP, including, without limitation, the Debtors' and the Reorganized Debtors' rights of termination and amendment thereunder.

            (f) In accordance with the authority provided by the Final Order Under 11 U.S.C. ss.ss. 105(a) and 507(a) (I) Authorizing Payment of Prepetition Wages, Salaries and Employee Benefits and (II) Directing All Banks to Honor Prepetition Checks for Payment of Prepetition Employee Obligations dated November 7, 2002, the Debtors shall, in the ordinary course of business, pay all valid prepetition claims, assessments and premiums arising under its workers' compensation program.

7.7      Indemnification Obligations

            (a) In addition to Indemnification Obligations that are contained in contracts that are assumed by the Debtors, Indemnification Obligations owed to any present professionals retained by the Debtors pursuant to Sections 327 or 328 of the Bankruptcy Code, whether such Indemnification Obligations relate to the period before or after the Petition Date, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to Section 365 of the Bankruptcy Code under the Plan. All other Indemnification Obligations owed to any other professionals shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to Section 365 of the Bankruptcy Code under the Plan pursuant to the Confirmation Order (unless assumed or rejected by another Final Order).

            (b) Indemnification Obligations (i) owed to those of the Debtors' present directors, officers and employees serving the Debtors immediately prior to the Effective Date and (ii) those of Debtors' directors, officers, and employees designated on Exhibit F shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to
Section 365 of the Bankruptcy Code under the Plan, and such obligations (subject to any defenses thereto) shall survive Confirmation of the Plan and remain unaffected thereby, irrespective of whether indemnification is owed in connection with a pre-Petition Date or post-Petition Date occurrence. All other Indemnification Obligations owed to any person who was a director, officer, or employee of the Debtor shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to Section 365 of the Bankruptcy Code under the Plan pursuant to the Confirmation Order (unless earlier rejected by Final Order).

7.8      Extension of Time to Assume or Reject

         Notwithstanding anything set forth in Article VII of the Plan, in the event of a dispute as to whether a contract is executory or a lease is unexpired, Debtors' right to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the lease is unexpired. The deemed assumption provided for in Section 7.1(a) of the Plan shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Debtors following the Bankruptcy Court's determination that the contract is executory or the lease is unexpired.

7.9      Claims Arising From Assumption or Rejection

         All Allowed Claims arising from the assumption of any executory contract or unexpired lease shall be treated as Administrative Claims pursuant to Section 4.1(a) of this Plan; all Allowed Claims arising from the rejection of an executory contract or unexpired lease shall be treated as General Unsecured Claims pursuant to Section 4.3(d) of this Plan unless otherwise ordered by Final Order of the Bankruptcy Court; and all other Allowed Claims relating to an executory contract or unexpired lease shall have such status as they may be entitled to under the Bankruptcy Code as determined by Final Order of the Bankruptcy Court.

                                 ARTICLE VIII

                      PROVISIONS GOVERNING DISTRIBUTIONS

8.1      Distributions for Claims Allowed as of Effective Date

         Except as otherwise provided herein or as ordered by the Bankruptcy Court, all distributions to holders of Allowed Claims as of the applicable Distribution Date shall be made on or as soon as practicable after the applicable Distribution Date. Distributions on account of Claims that first become Allowed Claims after the applicable Distribution Date shall be made pursuant to Section 9.3 of the Plan. The Debtors shall have the right, in their discretion, to accelerate any Distribution Date occurring after the Effective Date if the facts and circumstances so warrant.

8.2      Interest on Claims

         Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

8.3      Designation; Distributions by Disbursing Agent

            (a) Reorganized GenTek shall, in its sole discretion, designate the Person to serve as the Disbursing Agent under the Plan, and shall file a written notice of such designation at least five (5) days before the Confirmation Hearing.

            (b) Unless otherwise provided herein, the Disbursing Agent (or in the case of Preference Claim Litigation Trust Proceeds, such Person as may be designated by the Litigation Trust Committee, which Person may be the Disbursing Agent) shall make all distributions required to be made on the respective Distribution Date under the Plan.

            (c) The Indenture Trustee shall make distributions on account of the Bondholder Unsecured Claims in accordance with the terms of the Indenture, subject to the terms of the Plan.

            (d) If the Disbursing Agent is an independent third party designated by Reorganized GenTek to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out of pocket expenses incurred in connection with such services from Reorganized GenTek on terms acceptable to Reorganized GenTek. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

8.4      Means of Cash Payment

         Cash payments made pursuant to the Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

         For purposes of effectuating distributions under the Plan, any Canadian Claim shall be converted to U.S. Dollars pursuant to the published exchange rate in effect on the Petition Date.

8.5      Calculation of Distribution Amounts of New Securities

         No fractional shares of New GenTek Common Stock or New GenTek Warrants shall be issued or distributed under the Plan. Each Person entitled to receive New GenTek Common Stock or New GenTek Warrants shall receive the total number of whole shares of New GenTek Common Stock and/or New GenTek Warrants to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of shares of New GenTek Common Stock or New GenTek Warrants, the actual distribution of shares of such stock or warrants shall be rounded to the next higher or lower whole number as follows: (a) fractions one-half (1/2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. Notwithstanding the foregoing, whenever rounding to the next lower whole number would result in such Person receiving zero shares of New GenTek Common Stock or zero of any tranche of New GenTek Warrants, such Person shall receive one (1) share of New GenTek Common Stock or one (1) New GenTek Warrant of such tranche, as the case may be. If two or more Persons are entitled to equal fractional entitlements and the aggregate amount of New GenTek Common Stock or New GenTek Warrants that would otherwise be issued to such Persons with respect to such fractional entitlements as a result of such rounding exceeds the number of whole shares which remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect. The Disbursing Agent shall have the right to carry forward to subsequent distributions any applicable credits or debits arising from the rounding described in this paragraph.

8.6      Delivery of Distributions

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address),
(b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, (d) in the case of an Existing Lender Secured Claim, to the Existing Lender Agent, or (e) in the case of the holder of a Bondholder Unsecured Claim, distributions shall be sent to the Indenture Trustee. Distributions on account of Existing Lender Claims shall be deemed complete upon delivery of such distributions to the Existing Lender Agent. Distributions on account of Bondholder Unsecured Claims shall be deemed complete upon delivery of such distributions to the Indenture Trustee. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Unless otherwise agreed between the Reorganized Debtors and the Disbursing Agent, amounts in respect of undeliverable distributions made by the Disbursing Agent shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second (2nd) anniversary of the Distribution Date, after which date all unclaimed property (other than the undeliverable distributions of New GenTek Common Stock within the Common Stock Reserve, which shall revert to the Reorganized Debtors), shall revert to the Reorganized Debtors free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. In the event of a timely claim for an unclaimed distribution, the Reorganized Debtors shall deliver the applicable unclaimed property to the Disbursing Agent for distribution pursuant to the Plan. Nothing contained in the Plan shall require any Debtor, any Reorganized Debtor, any Disbursing Agent, or any Indenture Trustee to attempt to locate any holder of an Allowed Claim.

8.7 Application of Distribution Record Date for Holders of GenTek 11% Notes and Existing Lender Secured Claims

         (a)      GenTek 11% Notes

                  At the close of business on the applicable Distribution Record Date, the transfer ledgers for the GenTek 11% Notes shall be closed, and there shall be no further changes in the record holders of such securities. The Reorganized Debtors, the Disbursing Agent, the Indenture Trustee, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of GenTek 11% Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date irrespective of the number of distributions to be made under the Plan to such Persons or the date of such distributions.

         (b)      Existing Lender Claims

                  At the close of business on the applicable Distribution Record Date, the register maintained by the Existing Lender Agent shall be closed and there shall be no further changes in the listed holders of the Existing Lender Claims. The Reorganized Debtors, the Disbursing Agent, the Existing Lender Agent, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of Existing Lender Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the register as of the close of business on the Distribution Record Date irrespective of the number of distributions to be made under the Plan to such Persons or the date of such distributions.

8.8      Surrender of GenTek 11% Notes

         (a)       GenTek 11% Notes

                  Except as provided in Section 8.8(b) of the Plan for lost, stolen, mutilated, or destroyed Notes, each holder of an Allowed Claim evidenced by a GenTek 11% Note shall tender such a GenTek 11% Note to the Indenture Trustee in accordance with the terms of the Indenture as promptly as practicable following the Effective Date, provided that no such surrender shall be required for any holder of a GenTek 11% Note who is a Dissenting Bondholder, if the Dissenting Bondholder Holdback is authorized by the Bankruptcy Court.

         (b)      Lost, Stolen, Mutilated, or Destroyed GenTek 11% Notes

                  In addition to any requirements under GenTek's certificate of incorporation or by-laws, any holder of a Claim evidenced by a GenTek 11% Note that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such GenTek 11% Note, deliver to the Indenture Trustee for such GenTek 11% Note (i) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation, or destruction and (ii) such indemnity as may be required by such Indenture Trustee to hold the Indenture Trustee and the Reorganized Debtors harmless from any damages, liabilities, or costs incurred in treating such individual as a holder of the GenTek 11% Note that has been lost, stolen, mutilated, or destroyed. Upon compliance with this Section 8.8(b) by a holder of a Claim evidenced by a GenTek 11% Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered its GenTek 11% Note.

         (c)      Failure to Surrender Cancelled GenTek 11% Notes

                  Any holder of a GenTek 11% Note (other than a Dissenting Bondholder if the Bankruptcy Court authorizes the Existing Lenders to enforce their subordination rights so as to preclude a Dissenting Bondholder from receiving a distribution under the Plan) that fails to surrender or be deemed to have surrendered such GenTek 11% Note before the second (2nd) anniversary of the Distribution Date shall have its Claim for a distribution on account of such GenTek 11% Note discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective property.

8.9      Withholding and Reporting Requirements

         In connection with the Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, (a) each holder of an Allowed Claim that is to receive a distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution, and
(b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any property to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section 8.6 of the Plan.

8.10     Setoffs

         The Reorganized Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder; provided further, however, that all of the Debtors' rights to setoff are waived as to any Existing Lender.

8.11     Prepayment

         Except as otherwise provided in the Plan, any ancillary documents entered into in connection herewith, or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

8.12     No Distribution in Excess of Allowed Amount of Claim

         Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any distribution of a value as of the Effective Date in excess of the Allowed amount of such Claim (excluding payments on account of interest due and payable from and after the Effective Date pursuant to the Plan).

8.13     Allocation of Distributions

         All distributions received under the Plan by holders of Claims shall be deemed to be allocated first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim.

                                  ARTICLE IX

                      PROCEDURES FOR RESOLVING DISPUTED,
                    CONTINGENT, AND UNLIQUIDATED CLAIMS AND
                      DISTRIBUTIONS WITH RESPECT THERETO

9.1      Prosecution of Objections to Claims

         (a)      Objections to Claims

                  All objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been allowed earlier. The Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code or, in the case of a Canadian Claim, that the Canadian Court (or an official designated by the Canadian Court) estimate any contingent or unliquidated Claim, regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court or the Canadian Court has ruled on any such objection, and the Bankruptcy Court (or the Canadian Court, as applicable) shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court or the Canadian Court so estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court or the Canadian Court, as applicable. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanisms.

         (b)      Authority to Prosecute Objections

                  After the Effective Date, only the Reorganized Debtors shall have the authority to file objections to Claims and to settle, compromise, withdraw, or litigate to judgment objections to Claims, including Claims for reclamation under Section 546(c) of the Bankruptcy Code. The Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

9.2      Treatment of Disputed Claims; Common Stock Reserve

         (a)      Disputed Claims

                  Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is Disputed, until such Claim becomes an Allowed Claim.

         (b)      Reserves for Disputed Claims

                  On the Effective Date or as soon as practicable thereafter, the Disbursing Agent shall establish the Common Stock Reserve, which shall contain an amount of New GenTek Common Stock and New GenTek Warrants calculated as if all Disputed General Unsecured Claims, and Disputed Trade Vendor Claims were Allowed Claims in an amount equal to one hundred percent (100%) of the distributions to which holders of such Claims would be entitled if their Claims were Allowed in their entirety; provided, however, that Reorganized GenTek or the Disbursing Agent shall have the right to file a motion seeking to estimate, reduce or modify the amount of New GenTek Common Stock and New GenTek Warrants so reserved with respect to any such Disputed Claims.

9.3      Distributions on Account of Disputed Claims Once They Are Allowed

         The Disbursing Agent shall, on the applicable Distribution Dates, make distributions on account of any Disputed Claim that has become an Allowed Claim. Such distributions shall be made pursuant to the provisions of the Plan governing the applicable Class. Such distributions shall be based upon the cumulative distributions that would have been made to the holder of such Claim under the Plan if the Disputed Claim had been an Allowed Claim on the Effective Date in the amount ultimately Allowed.

         With respect to shares of New GenTek Common Stock and New GenTek Warrants held in the Common Stock Reserve on account of Disputed General Unsecured Claims and Disputed Trade Vendor Claims, not later than the one hundred twentieth (120th) day following the applicable Distribution Date and not less frequently than every one hundred twentieth (120th) day thereafter, the Disbursing Agent shall calculate the amount, if any, by which the number of such shares allocable to Disputed Claims exceeds the number of such shares that would be allocable to the remaining Disputed Claims if all remaining Disputed Claims were Allowed in their entirety (as the Allowed amount of each such Disputed Claim may be reduced from time to time through any estimation process established by the Bankruptcy Court or the Canadian Court, as applicable). Except with respect to the final distribution, to the extent the Disbursing Agent determines that any such excess exists, and that such excess would result in distributions in the aggregate of at least 10,000 shares of New GenTek Common Stock, such New GenTek Common Stock and New GenTek Warrants shall be promptly distributed or allocated on a Pro Rata basis in accordance with Sections 4.3(d) and (e) to holders of Allowed Claims, holders of California Tort Claims if Class 10 Acceptance is not obtained, holders of Pennsylvania Tort Claims if Class 11 Acceptance is not obtained, and holders of Allowed Pennsylvania Tort Claims who exercise their Class Opt Out Rights if Class 11 Acceptance is obtained.

                                  ARTICLE X

                     CONDITIONS PRECEDENT TO CONFIRMATION
                         AND CONSUMMATION OF THE PLAN

10.1     Conditions to Confirmation

         The following are conditions precedent to the occurrence of the Confirmation Date, each of which must be satisfied or waived in accordance with Section 10.3 of the Plan:

         (a) an order finding that the Disclosure Statement contains adequate information pursuant to Section 1125 of the Bankruptcy Code shall have been entered; and

         (b) the proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors, the Existing Lender Agent, and the Creditors Committee (to the extent that any provisions thereof materially impact upon the treatment of Classes 7, 8, or 9).

10.2     Conditions to Effective Date

         The following conditions precedent must be satisfied or waived on or prior to the Effective Date in accordance with Section 10.3 of the Plan:

            (a) the Confirmation Order shall have been entered in form and substance reasonably satisfactory to the Debtors, the Existing Lender Agent, and the Creditors Committee (to the extent that any provisions thereof materially impact upon the treatment of Classes 7, 8, or 9), and shall, among other things:

                  (i) provide that the Debtors and the Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

                  (ii) approve the Exit Facility;

                  (iii) authorize the issuance of the New Securities; and

                  (iv) provide that notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan;

            (b) The Confirmation Recognition Order shall have been made in form and substance reasonably satisfactory to the Debtors, the Existing Lender Agent and the Creditors Committee (to the extent that any provisions thereof materially impact upon the treatment of Classes 7, 8, or 9);

            (c) the Confirmation Order and the Confirmation Recognition Order shall not then be stayed, vacated, or reversed;

            (d) the Certificate of Incorporation of Reorganized GenTek, the By-laws of Reorganized GenTek, the Exit Facility, the New GenTek Management and Directors Incentive Plan, the New Senior Term Notes, the New Senior Term Notes Credit Agreement, the New GenTek Warrants, and the Pennsylvania Tort Claim Note shall be in form and substance reasonably acceptable to the Debtors, the Existing Lender Agent and the Creditors Committee (to the extent that any provisions thereof materially impact upon the treatment of Classes 7, 8, or 9), and, to the extent any of such documents contemplates execution by one or more persons, any such document shall have been executed and delivered by the respective parties thereto, and all conditions precedent to the effectiveness of each such document shall have been satisfied or waived;

            (e) the Reorganized Debtors shall have arranged for credit availability under the Exit Facility in amount, form, and substance acceptable to the Debtors and the Existing Lender Agent;

            (f) all material authorizations, consents, and regulatory approvals required, if any, in connection with consummation of the Plan shall have been obtained; and

            (g) all material actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

10.3     Waiver of Conditions

         Each of the conditions set forth in Sections 10.1 (other than Section 10.1(a)) and 10.2 (other than Section 10.2(a) and (b)), may be waived in whole or in part by the Debtors without any notice to parties-in-interest or the Bankruptcy Court and without a hearing, provided, however, that such waiver shall not be effective without the consent of the Existing Lender Agent, or, if applicable pursuant to the provisions of Section 10.2(a), the Creditors Committee.

                                  ARTICLE XI

                           RETENTION OF JURISDICTION

11.1     Scope of Retention of Jurisdiction

         Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court or, as to matters involving Canadian law, the Canadian Court, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

         (a) allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest not otherwise Allowed under the Plan (other than personal injury or wrongful death Claims, unless agreed by the holder), including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

         (b) hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 327, 328, 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;
provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

         (c) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

         (d) effectuate performance of and payments under the provisions of the Plan;

         (e) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case or the Litigation Rights;

         (f) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         (g) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, provided, however, that any dispute arising under or in connection with the New Securities shall be determined in accordance with the governing law designated by the applicable document;

         (h) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (i) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         (j) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

         (k) hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order;

         (l) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Case;

         (m) except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

         (n) hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

         (o) hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

         (p) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

         (q) enter a final decree closing the Chapter 11 Case.

11.2     Failure of the Bankruptcy Court to Exercise Jurisdiction

         If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case, including the matters set forth in Section 11.1 of the Plan, the provisions of this Article XI shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by the Canadian Court or any other court having jurisdiction with respect to such matter.

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

12.1     Professional Fee Claims; Expense Reimbursements

         (a) All final requests for payment of Professional Fee Claims pursuant to Sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code and Substantial Contribution Claims under Section 503(b)(3), (4), or (5) of the Bankruptcy Code must be filed and served on the Reorganized Debtors, their counsel, and other necessary parties-in-interest no later than sixty
(60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to such requests for payment must be filed and served on the Reorganized Debtors, their counsel, and the requesting Professional or other entity no later than twenty (20) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for payment was served.

         (b) Each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay reasonable professional fees and expenses in connection with services rendered to it after the Effective Date.

12.2     Administrative Claims

         All requests for payment of an Administrative Claim (other than as set forth in Sections 4.1(a) and 12.1 and this Section 12.2 of the Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors no later than forty-five (45) days after the Effective Date. Unless the Debtors object to an Administrative Claim within sixty (60) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

12.3     Payment of Statutory Fees

         All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date shall be paid by the Reorganized Debtors. The obligation of each of the Debtors to pay quarterly fees to the Office of the United States Trustee pursuant to Section 1930 of Title 28 of the United States Code shall continue until such time as a particular Chapter 11 case is closed, dismissed or converted.

12.4     Modifications and Amendments

         The Debtors may alter, amend, or modify the Plan under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date, provided, however, that any such alteration, amendment or modification shall not be effective without the consent of the Existing Lender Agent and the Creditors Committee (to the extent that any provisions thereof materially impact upon the treatment of Classes 7, 8, or 9). After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, with the consent of the Existing Lender Agent, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

12.5     Severability of Plan Provisions

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of any Debtor, with the consent of the Existing Lenders Agent and the Creditors Committee (to the extent that any provisions thereof materially impact upon the treatment of Classes 7, 8, or 9), shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.6     Successors and Assigns and Binding Effect

         The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor, or assign of such entity, including, but not limited to, the Reorganized Debtors and all other parties-in-interest in the Chapter 11 Case.

12.7     Compromises and Settlements

         From and after the Effective Date, the Reorganized Debtors may compromise and settle various Claims against them and/or Litigation Rights and other claims that they may have against other Persons without any further approval by the Bankruptcy Court. Until the Effective Date, the Debtors expressly reserve the right to compromise and settle (subject to the approval of the Bankruptcy Court) Claims against them and Litigation Rights or other claims that they may have against other Persons.

12.8     Releases and Satisfaction of Subordination Rights

         All Claims against the Debtors and all rights and claims between or among the holders of Claims relating in any manner whatsoever to any claimed subordination rights shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Sections 4.1, 4.2, and
4.3 of the Plan. Distributions under, described in, contemplated by, and/or implemented by the Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

12.9     Releases and Related Matters

         (a)      Releases by Debtors

                  AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE DEBTORS, THE REORGANIZED DEBTORS AND ANY PERSON SEEKING TO EXERCISE THE RIGHTS OF THE DEBTORS' ESTATE, INCLUDING, WITHOUT LIMITATION, ANY SUCCESSOR TO THE DEBTORS OR ANY ESTATE REPRESENTATIVE APPOINTED OR SELECTED PURSUANT TO SECTION 1123(B)(3) OF THE BANKRUPTCY CODE (INCLUDING THE PREFERENCE CLAIM LITIGATION TRUST AND THE LITIGATION TRUST COMMITTEE), SHALL BE DEEMED TO FOREVER RELEASE, WAIVE, AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION (INCLUDING CLAIMS OR CAUSES OF ACTION ARISING UNDER CHAPTER 5 OF THE BANKRUPTCY CODE), AND LIABILITIES WHATSOEVER (OTHER THAN FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE) IN CONNECTION WITH OR RELATED TO THE DEBTORS, THE CHAPTER 11 CASE, OR THE PLAN (OTHER THAN THE RIGHTS OF THE DEBTORS AND THE REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, THAT ARE BASED IN WHOLE OR PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE REORGANIZED DEBTORS, THE CHAPTER 11 CASE, OR THE PLAN, AND THAT MAY BE ASSERTED BY OR ON BEHALF OF THE DEBTORS, THE ESTATES, OR THE REORGANIZED DEBTORS AGAINST (I) ANY OF THE OTHER DEBTORS AND ANY OF THE DEBTORS' NON-DEBTOR SUBSIDIARIES, (II) THE EXISTING LENDERS, THE EXISTING LENDER AGENT, THE CREDITORS COMMITTEE (BUT NOT ITS MEMBERS IN THEIR INDIVIDUAL CAPACITIES), AND THE INDENTURE TRUSTEE, (III) ANY OF THE DIRECTORS, OFFICERS, EMPLOYEES (EXCEPT AS LIMITED HEREINBELOW), AND ADVISORS OF THE DEBTORS, THE DEBTORS' SUBSIDIARIES (INCLUDING NON-DEBTOR SUBSIDIARIES), THE EXISTING LENDERS, THE EXISTING LENDER AGENT, THE CREDITORS COMMITTEE (BUT NOT ITS MEMBERS IN THEIR INDIVIDUAL CAPACITIES), AND THE INDENTURE TRUSTEE SERVING IMMEDIATELY PRIOR TO THE EFFECTIVE DATE, AND (IV) THOSE OF DEBTORS' DIRECTORS, OFFICERS, AND EMPLOYEES DESIGNATED ON EXHIBIT F, BUT SPECIFICALLY EXCLUDING ANY PERSON IDENTIFIED IN CLAUSES (I) THROUGH (IV) ABOVE WHO HAS, ON OR BEFORE THE EFFECTIVE DATE, ASSERTED ANY CLAIM (OTHER THAN A PROOF OF CLAIM AS TO WHICH THE DEBTORS HAVE NOT MADE ANY OBJECTION ON OR BEFORE THE APPLICABLE OBJECTION DEADLINE) OR INITIATED ANY SUIT, ACTION OR SIMILAR PROCEEDING AGAINST THE DEBTORS THAT HAS NOT BEEN WAIVED BY SUCH PERSON IN ITS ENTIRETY ON OR PRIOR TO THE EFFECTIVE DATE; PROVIDED, HOWEVER, THAT NOTHING IN THIS
SECTION 12.9(A) SHALL BE DEEMED TO PROHIBIT THE DEBTORS OR THE REORGANIZED DEBTORS FROM ASSERTING AND ENFORCING ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES THEY MAY HAVE AGAINST ANY EMPLOYEE (OTHER THAN ANY DIRECTOR OR OFFICER) THAT IS BASED UPON AN ALLEGED BREACH OF A CONFIDENTIALITY, NONCOMPETE OR ANY OTHER CONTRACTUAL OR FIDUCIARY OBLIGATION (INCLUDING, WITHOUT LIMITATION, THOSE ARISING UNDER THE GENTEK INC. KEY EMPLOYEE RETENTION PLAN) OWED TO THE DEBTORS OR THE REORGANIZED DEBTORS.

         (b)      Releases by Holders of Claims and Interests

                  AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, (I) EACH HOLDER OF A CLAIM THAT AFFIRMATIVELY VOTES IN FAVOR OF THE PLAN SHALL BE DEEMED TO FOREVER RELEASE, WAIVE, AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, AND LIABILITIES WHATSOEVER AGAINST (I) THE DEBTORS' NON-DEBTOR SUBSIDIARIES, (II) THE EXISTING LENDERS, THE EXISTING LENDER AGENT, THE CREDITORS COMMITTEE (BUT NOT ITS MEMBERS IN THEIR INDIVIDUAL CAPACITIES), THE INDENTURE TRUSTEE AND THEIR RESPECTIVE PRESENT AGENTS OR PROFESSIONALS, (III) ANY OF THE DIRECTORS, OFFICERS, AND EMPLOYEES OF THE DEBTORS SERVING IMMEDIATELY PRIOR TO THE EFFECTIVE DATE, THOSE OF DEBTORS' DIRECTORS, OFFICERS AND EMPLOYEES DESIGNATED ON EXHIBIT F, AND ANY OF THE DEBTORS' PRESENT AGENTS OR PROFESSIONALS (INCLUDING ANY PROFESSIONALS RETAINED BY THE DEBTORS), AND (IV) LATONA, ANY DIRECTORS, OFFICERS, AND EMPLOYEES OF LATONA SERVING IMMEDIATELY PRIOR TO THE EFFECTIVE DATE, AND ANY PRESENT AGENTS OR PROFESSIONALS OF LATONA (THE PERSONS IDENTIFIED IN CLAUSES (I) THROUGH (IV) COLLECTIVELY, THE "CLAIMHOLDER RELEASEES") IN CONNECTION WITH OR RELATED TO THE DEBTORS, THE CHAPTER 11 CASE, OR THE PLAN (OTHER THAN THE RIGHTS UNDER THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREUNDER ARISING, IN LAW, EQUITY, OR OTHERWISE, THAT ARE BASED IN WHOLE OR PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS OR THE REORGANIZED DEBTORS, THE CHAPTER 11 CASE, OR THE PLAN.

                  EACH OF THE CLAIMHOLDER RELEASEES SHALL BE DEEMED TO FOREVER RELEASE, WAIVE, AND DISCHARGE ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, AND LIABILITIES WHATSOEVER TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS OR THE REORGANIZED DEBTORS, THE CHAPTER 11 CASE, OR THE PLAN, AGAINST EACH HOLDER OF A CLAIM THAT AFFIRMATIVELY VOTES IN FAVOR OF THE PLAN.

12.10    Discharge of the Debtors

         (a) Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties and, regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, retained, or distributed pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Section 502 of the Bankruptcy Code, whether or not (A) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (C) the holder of a Claim based upon such debt accepted the Plan, and (ii) terminate all GenTek Interests.

         (b) As of the Effective Date, except as provided in the Plan, in the Confirmation Order, or, as to matters involving Canadian law, in the Confirmation Recognition Order all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, liabilities, or equity interests relating to the Debtors based upon any act, omission, transaction, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan, the Confirmation Order or, as to matters involving Canadian law, in the Confirmation Recognition Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all GenTek Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

         (c) Nothing in this Section 12.10 shall release, discharge, or preclude any Claim that has not arisen as of the Effective Date that the United States Environmental Protection Agency or any state environmental agency may have against the Debtors or that any Canadian or provincial environmental protection agency may have against Noma Company or any remedies of the United States Environmental Protection Agency or any state environmental protection agency or any Canadian or provincial environmental protection agency that are not within the definition of "claim" as set forth in Section 101(5) of the Bankruptcy Code, except with respect to the Abandoned Properties governed by Section 6.11 of the Plan.

         (d) The discharge of the Debtors pursuant to the Plan is not intended to limit in any way the Debtors' insurance coverage or to deprive any third party of any rights to such coverage that may otherwise exist.

12.11    Injunction

         (a) EXCEPT AS PROVIDED IN THE PLAN, IN THE CONFIRMATION ORDER OR, AS TO MATTERS INVOLVING CANADIAN LAW, IN THE CONFIRMATION RECOGNITION ORDER,
AS OF THE EFFECTIVE DATE, ALL PERSONS THAT HAVE HELD, CURRENTLY HOLD, MAY
HOLD, OR ALLEGE THAT THEY HOLD, A CLAIM OR OTHER DEBT OR LIABILITY THAT IS DISCHARGED OR AN INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER THAT IS TERMINATED PURSUANT TO THE TERMS OF THE PLAN ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, AND THEIR RESPECTIVE SUBSIDIARIES OR THEIR PROPERTY ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS, DEBTS, OR LIABILITIES OR TERMINATED INTERESTS OR
RIGHTS: (I) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY
ACTION OR OTHER PROCEEDING; (II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE, OR ORDER; (III)
CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE; (IV) ASSERTING A SETOFF, RIGHT OF SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY, OR OBLIGATION DUE TO THE DEBTORS OR THE REORGANIZED DEBTORS; OR (V) COMMENCING OR CONTINUING ANY ACTION, IN EACH SUCH CASE IN ANY MANNER, IN ANY PLACE, OR AGAINST ANY PERSON THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

         (b) AS OF THE EFFECTIVE DATE, ALL PERSONS THAT HAVE HELD, CURRENTLY HOLD, OR MAY HOLD, A CLAIM, OBLIGATION, SUIT, JUDGMENT, DAMAGE, DEMAND, DEBT, RIGHT, CAUSE OF ACTION, OR LIABILITY THAT IS RELEASED PURSUANT TO SECTION 12.8, 12.9, OR 12.12 OF THE PLAN ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF SUCH RELEASED CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES OR TERMINATED INTERESTS OR RIGHTS: (I) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION OR OTHER PROCEEDING;
(II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE, OR ORDER; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE; (IV) ASSERTING A SETOFF AGAINST ANY DEBT, LIABILITY, OR OBLIGATION DUE TO ANY RELEASED PERSON; OR (V) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE, OR AGAINST ANY PERSON THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

         (c) Without limiting the effect of the foregoing upon any person, by accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Section 12.11.

12.12    Exculpation and Limitation of Liability

         (a) NONE OF THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE SUBSIDIARIES, THE CREDITORS COMMITTEE, THE EXISTING LENDERS, THE EXISTING LENDER AGENT, LATONA, THE INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE PRESENT OR FORMER MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, PROFESSIONALS AND AGENTS, SHALL HAVE OR INCUR ANY LIABILITY TO ANY HOLDER OF A CLAIM OR AN INTEREST, OR ANY OTHER PARTY IN INTEREST, OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES, REPRESENTATIVES, ADVISORS, ATTORNEYS, OR AFFILIATES, OR ANY OF THEIR SUCCESSORS OR ASSIGNS, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASE, THE FORMULATION, NEGOTIATION, OR IMPLEMENTATION OF THE PLAN, THE SOLICITATION OF ACCEPTANCES OF THE PLAN, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, EXCEPT FOR ACTS OR OMISSIONS WHICH ARE THE RESULT OF FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OR WILLFUL VIOLATION OF FEDERAL OR STATE SECURITIES LAWS OR THE INTERNAL REVENUE CODE, AND IN ALL RESPECTS SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN.

         (b) NOTWITHSTANDING ANY OTHER PROVISION OF THE PLAN, NO HOLDER OF A CLAIM OR AN INTEREST, NO OTHER PARTY IN INTEREST, NONE OF THEIR RESPECTIVE AGENTS, EMPLOYEES, REPRESENTATIVES, ADVISORS, ATTORNEYS, OR AFFILIATES, AND NONE OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS SHALL HAVE ANY RIGHT OF ACTION AGAINST ANY DEBTOR, ANY REORGANIZED DEBTOR, ANY OF ITS SUBSIDIARIES, THE CREDITORS COMMITTEE, THE EXISTING LENDERS, LATONA, OR THE INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE PRESENT OR FORMER MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, PROFESSIONALS AND AGENTS, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASE, THE FORMULATION, NEGOTIATION, OR IMPLEMENTATION OF THE PLAN, SOLICITATION OF ACCEPTANCES OF THE PLAN, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, EXCEPT FOR ACTS OR OMISSIONS WHICH ARE THE RESULT OF FRAUD, OR WILLFUL MISCONDUCT OR WILLFUL VIOLATION OF FEDERAL OR STATE SECURITIES LAWS OR THE INTERNAL REVENUE CODE.

12.13    Term of Injunctions or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. In the event that Class 10 Acceptance is not obtained, the automatic stay imposed by
Section 362(a) of the Bankruptcy Code shall remain in effect as to California Tort Claims during the pendency of any objection filed by the Debtors to the California Tort Claims. In the event that Class 11 Acceptance is not obtained, the automatic stay imposed by Section 362(a) of the Bankruptcy Code shall remain in effect as to Pennsylvania Tort Claims during the pendency of any objection filed by the Debtors to the Pennsylvania Tort Claims.

12.14    Revocation, Withdrawal, or Non-Consummation

         The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (ii) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person.

12.15    Plan Supplement

         The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to the date of the commencement of the Confirmation Hearing. Upon such filing, all documents included in the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal business hours. Holders of Claims or Interests may obtain a copy of any document included in the Plan Supplement upon written request to the Debtors in accordance with Section 12.16 of the Plan.

12.16    Notices

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor under the Plan shall be
(a) in writing, (b) served by (i) certified mail, return receipt requested,
(ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                           GENTEK INC.
                           90 East Halsey Road
                           Parsippany, New Jersey  07054
                           Attn:   Mark Sustana, Esq.
                                   Mark Connor, Esq.
                           Telephone:  (973) 515-0900
                           Fax:   (973) 515-3244

                           with copies to:

                           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           Four Times Square
                           New York, New York  10036-6522
                           Attn:   D. J. Baker, Esq.
                           Telephone: (212) 735-3000
                           Fax:   (212) 735-2000

                           -and-

                           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           One Rodney Square
                           Wilmington, Delaware 19899
                           Attn:   Mark S. Chehi, Esq.
                           Telephone: (302) 651-3000
                           Fax: (302) 651-3001

                           -and-

                           THE BAYARD FIRM
                           222 Delaware Avenue, Suite 900
                           Wilmington, Delaware 19899
                           Attn:   Neil B. Glassman, Esq.
                           Telephone:  (302) 655-5000
                           Fax:  (302) 658-6395

                           -and-

                           SAUL EWING LLP
                           222 Delaware Avenue
                           P.O. Box 1266
                           Wilmington, Delaware  19899
                           Attn:   Domenic E. Pacitti, Esq.
                           Telephone:  (302) 421-6800
                           Fax:  (302) 421-6813

                           And in the case of a Canadian Claim:

                           BLAKE CASSELS & GRAYDON LLP
                           199 Boy Street, Suite 2800
                           Toronto, Ontario, Canada  M5L 1A9
                           Attn:   Susan M. Grundy, Esq.
                           Telephone:  (416) 863-2400
                           Fax:  (416) 863-2653

12.17    Dissolution of Creditors Committee

         On the Effective Date, the Creditors Committee shall dissolve and its members shall be released and discharged from all duties and obligations arising from or related to the Chapter 11 Case. The Professionals retained by the Creditors Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except as may be necessary to file final requests for payment pursuant to Section 12.1(a) of the Plan.

12.18    Computation of Time

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

12.19    Governing Law

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (a) the State of Delaware shall govern the construction and implementation of the Plan and (except as may be provided otherwise in any such agreements, documents, or instruments) any agreements, documents, and instruments executed in connection with the Plan and (b) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor; in each case without giving effect to the principles of conflicts of law thereof.

Dated:  August 28, 2003

                                  GenTek Inc.

                                  (for itself and on behalf of
                                  the Subsidiary Debtors
                                  other than Noma Company)


                                  By:   /s/ Matthew R. Friel
                                        --------------------
                                  Name:    Matthew R. Friel
                                  Title:   Vice President &
                                           Chief Financial Officer

                                  Noma Company

                                  By:   /s/ Matthew R. Friel
                                        --------------------
                                  Name:    Matthew R. Friel
                                  Title:   Vice President

D. J. Baker
Rosalie Walker Gray
Adam S. Ravin
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Fax: (212) 735-2000

Mark S. Chehi (I.D. No. 2855)
Jane M. Leamy (I.D. No. 4113)
SKADDEN, ARPS, SLATE, MEAGHER
& FLOM LLP
One Rodney Square
Wilmington, Delaware 19899
Telephone: (302) 651-3000
Fax:  (302) 651-3001

Attorneys for Debtors and Debtors in Possession
(excluding Noma Company)

-and-

Neil B. Glassman (I.D. No. 2087)
Charlene D. Davis (I.D. No. 2336)
THE BAYARD FIRM
222 Delaware Avenue, Suite 900
Wilmington, Delaware 19899
Telephone: (302) 655-5000
Fax: (302) 658-6395

Attorneys for Debtor and Debtor-in-Possession
GenTek Inc. regarding Noma Company
and for Debtors and Debtors-in-Possession other than Noma Company regarding certain matters

-and-

SAUL EWING LLP
Domenic E. Pacitti (I.D. No. 3989)
J. Kate Stickles (I.D. No. 2917)
222 Delaware Avenue
P.O. Box 1266
Wilmington, Delaware 19899
Telephone: (302) 421-6800
Fax: (302) 421-6813

Attorneys for Debtor and Debtor-in-Possession
Noma Company

                                   EXHIBIT A

                                      TO

  JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
               OF GENTEK INC., ET AL., AND NOMA COMPANY, DEBTORS

                             GENTEK EXIT FACILITY

                               Summary of Terms
                               ----------------

             The terms set forth in this Exhibit A are subject to
                ongoing negotiation. The Debtors have received
               preliminary proposals from potential exit lenders
             and are in the process of reviewing such information.
       More definitive terms shall be included in the Plan Supplement.


     Co-Borrowers:                        GenTek, substantially all of
                                          GenTek's domestic subsidiaries, and
                                          Noma Company (collectively, the
                                          "Borrowers"). All U.S. borrowings
                                          and payments under the Exit Facility
                                          shall be effected by GenTek, as
                                          agent for the U.S. Borrowers.

     Use of Proceeds:                     Refinance DIP Facility,
                                          working capital and general
                                          corporate purposes, pay
                                          administrative and priority claims,
                                          provide cash payments to certain
                                          prepetition creditors, and pay
                                          transaction costs.

     Security:                            First priority lien on substantially
                                          all the assets of the Borrowers,
                                          subject to customary limitations
                                          including limitations on the pledge
                                          of stock of foreign subsidiaries and
                                          consistent with the prepetition
                                          security package.

     Facility:                            A five-year non-amortizing revolving
                                          credit facility made available to
                                          the Borrowers in a principal amount
                                          of up to $125,000,000.

                                          o  Letter of Credit Sub Limit of
                                             up to $60,000,000.
                                          o  Canadian Facility Sub Limit of
                                             up to $40,000,000, provided by
                                             Canadian lender(s).

     Availability:                        Lesser of $125 million or "Borrowing
                                          Base" calculated based on advance
                                          rates against eligible A/R and
                                          inventory, and advance rates against
                                          property, plant, and equipment. The
                                          Borrowing Base will include the
                                          assets of all of the Borrowers, and
                                          will support loans made to all of
                                          the Borrowers. Not more than an
                                          agreed upon amount of the Borrowing
                                          Base will be comprised of Fixed
                                          Assets.

     Interest:                            To be negotiated.

     Fees: Letter of Credit Fees, Closing Fees, Administrative Fees, and Unused Line Fee to be negotiated.

     Covenants, Representations and       Usual and customary, to be
     Defaults:                            determined based on Reorganized
                                          Debtors' business plan. The terms
                                          for prepayment of the New Senior
                                          Term Notes to be agreed upon.

     Cash Dominion:                       Upon the occurrence and
                                          during the continuance of an event
                                          of default, the administrative agent
                                          under the Exit Facility shall have
                                          the option to exercise dominion and
                                          control over the Borrowers' cash and
                                          collections.

     Intercompany Investments:            The Borrowers expect to be permitted
                                          to have outstanding investments
                                          (including debt and equity
                                          investments and letters of credit
                                          and guarantees) in non-Borrower
                                          subsidiaries in an amount
                                          outstanding at any time to be agreed
                                          upon.

                                   EXHIBIT B

                                      TO

  JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
               OF GENTEK INC., ET AL., AND NOMA COMPANY, DEBTORS

                             NEW SENIOR TERM NOTES

                               Summary of Terms
                               ----------------

     Issuer:                                GenTek Inc.

     Principal Amount:                      $250 million.

     Interest rate:                         LIBOR plus 4.5%;LIBOR floor of 1.5%.

     Covenants:                             Customary covenants for senior
                                            term note issuances.

     Guarantors:                            Substantially all of the Company's
                                            direct and indirect domestic
                                            subsidiaries.

     Term:                                  5 years from the Effective Date.

     Scheduled Amortization:                None.

     Optional/Mandatory Prepayment:         Optional prepayment permitted
                                            without penalty.

                                            Customary mandatory prepayment
                                            provisions for debt/note issuances
                                            of this type.

     Collateral:                            Liens junior to the liens securing
                                            the GenTek Exit Facility
                                            obligations on substantially all
                                            of the assets of the Company and
                                            its direct and indirect domestic
                                            subsidiaries and 65% of the stock
                                            of first-tier foreign
                                            subsidiaries.

     Intercreditor Agreements:              All terms contained herein shall
                                            be subject to an intercreditor
                                            agreement. As long as the Exit
                                            Facility or any refinancing
                                            thereof is in place, the liens
                                            securing the New Senior Term Notes
                                            shall remain outstanding on a
                                            second priority basis.

                                   EXHIBIT C

                                      TO

  JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
               OF GENTEK INC., ET AL., AND NOMA COMPANY, DEBTORS

                            NEW GENTEK COMMON STOCK

                               Summary of Terms
                               ----------------

       Issue:                               Common Stock, no par value.

       Issuer:                              GenTek Inc.

       Authorized Shares:                   100 million shares.

       Initial Issuance:                    10 million shares.

       Dividends:                           As authorized by the Board of
                                            Directors.

       Voting Rights:                       One vote per share.

       Transfer Restrictions:               In order to protect certain tax
                                            attributes of the Reorganized
                                            Debtors, any attempted sale,
                                            purchase, transfer, assignment,
                                            conveyance, pledge, disposition or
                                            other transaction (including the
                                            exercise of options or warrants)
                                            ("Transfer"), without the prior
                                            written consent of New GenTek's
                                            Board of Directors, of any shares
                                            of New GenTek equity securities to
                                            any Person (including a group of
                                            Persons making a coordinated
                                            acquisition) who beneficially
                                            owns, or would beneficially own
                                            after such Transfer, more than
                                            4.75% of the total value of
                                            outstanding New GenTek equity
                                            securities, will be void and will
                                            not be effective to Transfer any
                                            of such shares to the extent that
                                            such Transfer would increase such
                                            Person's beneficial ownership
                                            above 4.75% of the total value of
                                            outstanding New GenTek equity
                                            securities. Similarly, any
                                            Transfer by a Person (including a
                                            group of Persons making a
                                            coordinated acquisition) who
                                            beneficially owns more than 4.75%
                                            of the total value of outstanding
                                            New GenTek equity securities,
                                            without the prior written consent
                                            of New GenTek's Board of
                                            Directors, will be void and will
                                            not be effective to Transfer any
                                            of such shares. These transfer
                                            restrictions will remain in effect
                                            until such date as GenTek's Board
                                            of Directors determines in its
                                            discretion.

                                   EXHIBIT D

                                      TO

  JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
               OF GENTEK INC., ET AL., AND NOMA COMPANY, DEBTORS

                              NEW GENTEK WARRANTS

                               Summary of Terms
                               ----------------

       Issue:                             Three tranches of GenTek Warrants.

       Issuer:                            GenTek Inc.

       Anti-Dilution Adjustment:          Standard anti-dilution provisions.
                                          No anti-dilution protection for
                                          any issuance at or above market
                                          value.

       Vesting Date:                      Effective Date.


       Tranche A:

       Amount Issued:                     Warrants to purchase 1,173,184
                                          shares of New GenTek Common Stock.*

       Term:                              3-years from Effective Date,
                                          subject to sale of the
                                          Communications Business as set forth
                                          below.

       Strike Price:                      $58.50 per share of New GenTek
                                          Common Stock

      Impact of sale of                   Upon the consummation of a sale of
      Communications Business:            all or substantially all of the
                                          assets of the Communications
                                          Business in a single transaction or
                                          a series of related transactions
                                          prior to the earlier of the exercise
                                          or expiration of the New Tranche A
                                          Warrants (any such event being an
                                          "Acquisition Transaction") by any
                                          person or entity (such person or
                                          entity being the "Acquiror"), each
                                          holder of the New Tranche A Warrants
                                          shall receive (unless such holder
                                          and the Acquiror agree otherwise)
                                          cash in an amount determined by
                                          either (i) utilizing the "Black
                                          Scholes Value" which shall mean the
                                          Black Scholes valuation with the
                                          following variables: (A) the
                                          "current price" shall be the closing
                                          price per share on the trading date
                                          for such common stock as reported by
                                          the Bloomberg Professional Service
                                          for the exchange or quotation system
                                          on which such GenTek common stock
                                          trades; (B) the "strike price" shall
                                          be the price per share indicated in
                                          this Exhibit D, subject to changes
                                          in accordance with the warrant
                                          agreement; (C) the "interest rate"
                                          shall be the yield to maturity (or
                                          the interpolation of such yield, as
                                          applicable) for a U.S. Treasury
                                          security with a time to maturity
                                          equivalent to the time between the
                                          consummation of such sale and the
                                          remaining term of the warrants; (D)
                                          "volatility" shall be equal to
                                          fifty-five percent (55%); (E) the
                                          "term" shall be the remaining term
                                          of the warrants; and (F) "trading
                                          date" shall be the date of the last
                                          closing price prior to the
                                          announcement of the Acquisition
                                          Transaction; or, (ii) if GenTek's
                                          common stock is not listed on an
                                          exchange or quoted on the
                                          over-the-counter bulletin board run
                                          by NASDAQ, the Black Scholes
                                          valuation performed by a nationally
                                          recognized independent investment
                                          banking firm selected by the Board
                                          of Directors of GenTek, which
                                          determination shall be final,
                                          conclusive and binding upon the
                                          Company and the Holders.

       Tranche B:

       Amount Issued:                     Warrants to purchase 619,095 shares
                                          of New GenTek Common Stock. *

       Term:                              5-years from Effective Date

       Strike Price:                      $64.50 per share of New GenTek
                                          Common Stock

       Tranche C:

       Amount Issued:                     Warrants to purchase 302,366 shares
                                          of New GenTek Common Stock.*

       Term:                              7-years from Effective Date

       Strike Price:                      $71.11 per share of New GenTek
                                          Common Stock


* Additional New GenTek Warrants may be issued to holders of California Tort Claims if Class 10 Acceptance is not obtained), holders of Allowed Pennsylvania Tort Claims if Class 11 Acceptance is not obtained, and/or holders of Allowed Pennsylvania Tort Claims who exercise their Class Opt Out Rights if Class 11 Acceptance is obtained.

                                   EXHIBIT E

                                      TO

  JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
               OF GENTEK INC., ET AL., AND NOMA COMPANY, DEBTORS

                         PENNSYLVANIA TORT CLAIM NOTE

                               Summary of Terms
                               ----------------

Issuer:                                 General Chemical Corporation

Principal Amount:                       $675,000.

Interest rate:                          0%.

Covenants:                              None.

Term:                                   5 years from the Effective Date.

Scheduled Amortization:                 None other than Periodic Payment
                                        Obligation Formula described below.

Optional Payment:                       Permitted without penalty.

Collateral:                             None.

Periodic Payment Obligation Formula:    If the Debtors have not received a
                                        notice of default under either the
                                        Exit Facility or the New Senior Term
                                        Notes Credit Agreement, then on the
                                        first anniversary of the Effective
                                        Date, the Company shall pay $225,000
                                        toward satisfaction of the Note (the
                                        "First Anniversary Payment
                                        Obligation"). If the Debtors have not
                                        received a notice of default under
                                        either the Exit Facility or the New
                                        Senior Term Notes Credit Agreement by
                                        the second anniversary of the
                                        Effective Date, the Company shall pay
                                        $225,000 (the "Second Anniversary
                                        Payment Obligation") plus the First
                                        Anniversary Payment Obligation (if not
                                        already paid) toward satisfaction of
                                        the Note. If the Debtors have not
                                        received a notice of default under
                                        either the Exit Facility or the New
                                        Senior Term Notes Credit Agreement by
                                        the third anniversary of the Effective
                                        Date, then on the third anniversary of
                                        the Effective Date, the Company shall
                                        pay $225,000 plus the First
                                        Anniversary Payment Obligation (if not
                                        already paid) and/or the Second
                                        Anniversary Obligation (if not already
                                        paid). On the fifth anniversary of the
                                        Effective Date, the Company shall pay
                                        all amounts, if any, remaining
                                        outstanding under the Note.

                                   EXHIBIT F

                                      TO

  JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
               OF GENTEK INC., ET AL., AND NOMA COMPANY, DEBTORS

         FORMER DIRECTORS, OFFICERS AND EMPLOYEES OWED INDEMNIFICATION
                           AND RELEASE OBLIGATIONS

         Pursuant to Sections 7.7 and 12.9 of this Plan, the Reorganized Debtors shall continue to honor the Indemnification Obligations owed to the following Persons:

1.       Kathleen Penny
2.       Derek Rogers
3.       Jillian Schwartz
4.       Bliss A. White
5.       Michael R. Herman
6. Such other persons as the Board of Directors of the Reorganized Debtors shall designate.